UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PIKE ELECTRIC CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transaction: N/A

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A

	(2)	Form, Schedule or Registration Statement No.: N/A

	(3)	Filing Party: N/A

	(4)	Date Filed: N/A

PIKE ELECTRIC CORPORATION

Notice of Annual Meeting

and

Proxy Statement

2013 Annual Meeting of Stockholders

October 31, 2013

Pike Electric Corporation

100 Pike Way, PO Box 868

Mount Airy, North Carolina 27030

September 17, 2013

Dear Stockholder:

On behalf of the Board of Directors and the management of Pike Electric Corporation, I invite you to the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. (Eastern Time) on Thursday, October 31, 2013 at Pike’s offices in Mount Airy, North Carolina. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement.

I hope that you will attend the meeting in person, but even if you are planning to come, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The Proxy Statement explains more about voting. Please read it carefully.

Thank you for your continued support.

Sincerely,

J. Eric Pike

Chairman and Chief Executive Officer

PIKE ELECTRIC CORPORATION

100 Pike Way, PO Box 868

Mount Airy, North Carolina 27030

(336) 789-2171

Notice of 2013 Annual Meeting of Stockholders

September 17, 2013

To Stockholders of Pike Electric Corporation:

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Pike Electric Corporation (the “Company”) will be held at 8:30 a.m. (Eastern Time) on Thursday, October 31, 2013 at the Company’s principal executive offices located at 100 Pike Way, Mount Airy, North Carolina 27030, for the purpose of voting on the following matters:

1.	To elect six directors;

2.	To consider and vote on a proposal to adopt an Agreement and Plan of Merger, dated as of September 16, 2013, between the Company and Pike Corporation, a North Carolina corporation and a wholly-owned subsidiary of the Company, by which the Company would effect the reincorporation of the Company from Delaware to North Carolina;

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR items 1, 2 and 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

The above matters are described in detail in the Proxy Statement. You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

Only stockholders of record at the close of business on September 13, 2013 will be entitled to vote at the Annual Meeting. The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are available at www.proxyvote.com and at www.pike.com. On or about September 17, 2013, the Company will begin mailing to its stockholders the Proxy Statement, the accompanying proxy card or voting instruction form and the Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

By Order of the Board of Directors,

Jeffrey S. Calhoun
Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on October 31, 2013.

The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are available at www.proxyvote.com.

i

ii

PROXY STATEMENT

The Board of Directors (the “Board”) of Pike Electric Corporation (“Pike” or the “Company”) is providing these materials to you in connection with the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. (Eastern Time) on Thursday, October 31, 2013 at Pike’s principal executive offices located at 100 Pike Way, Mount Airy, North Carolina 27030.

General Information

Why am I receiving these materials?

You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Pike is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	the Proxy Statement for the Annual Meeting;

•	a proxy card or voting instruction form for the Annual Meeting; and

•	the Annual Report on Form 10-K for the fiscal year ended June 30, 2013, which includes Pike’s audited consolidated financial statements.

What items will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of six directors;

•

the adoption of an Agreement and Plan of Merger, dated as of September 16, 2013 (the “Merger Agreement”), between the Company (sometimes referred to in this Proxy Statement as “Pike (Delaware)”) and Pike Corporation, a North Carolina corporation and a wholly-owned subsidiary of the Company (sometimes referred to in this Proxy Statement as “Pike (North Carolina)”), by which the Company would effect the reincorporation of the Company from Delaware to North Carolina (the “Reincorporation Proposal”); and

•	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

•	“FOR” the election of each of the director nominees named in this Proxy Statement to the Board;

•	“FOR” the Reincorporation Proposal; and

•	“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	stockholders of record as of the close of business on September 13, 2013;

•	holders of valid proxies for the Annual Meeting; and

•	invited guests.

Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board set September 13, 2013 as the record date. As of the record date, there were 31,762,270 shares of common stock outstanding. Each share of Pike common stock outstanding on the record date is entitled to one vote on all matters presented at the Annual Meeting, except for the 5,000 shares of restricted common stock outstanding on September 13, 2013, which are not entitled to vote unless such shares vest prior to the Annual Meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Pike common stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold common stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. Pike only has access to ownership records for the registered shares. If you are not a stockholder of record and you wish to attend the Annual Meeting, the Company will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your bank, broker or other nominee or a copy of your voting instruction form.

How do I vote?

You may vote by any of the following methods:

•

In person.  Stockholders of record and beneficial owners of shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a legal proxy from the stockholder of record to vote in person at the meeting.

•

By phone or via the Internet.  Stockholders of record may vote by proxy, by phone or via the Internet, by following the instructions included in the proxy card provided. If you are a beneficial owner of shares held in street name, your ability to vote by phone or via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other nominee). Please follow the directions included in the voting instruction form provided to you by the stockholder of record.

•	By mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote as follows:

•

Stockholders of record.  You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to Pike Electric Corporation c/o Corporate Secretary at 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by phone or via the Internet, and until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•

Beneficial owners of shares held in “street name.”  You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

What happens if I do not give specific voting instructions?

Stockholders of record.  If you are a stockholder of record and you:

•	indicate when voting by phone or via the Internet that you wish to vote as recommended by the Board, or

•	sign, date and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.”  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) and the Reincorporation Proposal (“Proposal 2”) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters; as a result, there may be broker non-votes on Proposals 1 and 2.

The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014 (“Proposal 3”) is a matter considered routine under applicable rules. A bank, broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to occur in connection with Proposal 3.

What is the quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of common stock entitled to vote generally is necessary for the transaction of business at the Annual Meeting. This is called a “quorum.”

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•

Proposal 1, Election of Directors.  For the election of directors, the six nominees receiving the highest number of affirmative votes of the shares of Pike common stock present in person or represented by proxy at the Annual Meeting and entitled to vote for them will be elected as directors to serve until the next annual meeting of stockholders.

•

Proposal 2, Reincorporation Proposal.  Approval of the Reincorporation Proposal requires the affirmative vote of a majority of the outstanding shares of Pike common stock entitled to vote on Proposal 2.

•

Proposal 3, Ratification of Independent Registered Public Accounting Firm.  Approval of the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014 requires the affirmative vote of a majority of the total votes of all shares of Pike common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3.

•

Other Items.  For any other matters, the affirmative vote of a majority of the total votes of all shares of Pike common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the item.

How are withhold authority votes, abstentions and broker non-votes treated?

Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting.

Under the New York Stock Exchange rules and regulations (the “NYSE rules”), the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” matter, which means brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors and the Reincorporation Proposal are “non-discretionary” matters under the NYSE rules, which means brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast, and withhold votes, abstentions and broker non-votes will have no effect on the outcome of the proposal relating to the election of directors.

With respect to Proposal 2, the Reincorporation Proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

With respect to Proposal 3, the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014, an abstention will be counted as a vote present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal and will have the same effect as a vote against the proposal, and a broker non-vote will not be considered entitled to vote on the proposal and will therefore have no effect on the proposal’s outcome.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email. The Company has retained Georgeson & Co. to aid in the solicitation of proxies with respect to shares of common stock held by brokers, financial institutions, and other custodians, fiduciaries and holders of record for a fee of approximately $11,500, plus expenses. The Company will reimburse its transfer agent, brokers, financial institutions, and other custodians, fiduciaries and holders of record for their reasonable costs in sending proxy materials to stockholders.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2014 Annual Meeting of Stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s 2014 Proxy Materials.  Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2014 Annual Meeting of Stockholders must be received no later than May 20, 2014. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Corporate Secretary at 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030.

Requirements for Stockholder Proposals to Be Brought Before the 2014 Annual Meeting of Stockholders.  Notice of any director nomination or other proposal that you intend to present at the 2014 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2014 Annual Meeting of Stockholders, must be delivered to or mailed and received by the Company’s Corporate Secretary at 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030 not earlier than the close of business on July 3, 2014 and not later than the close of business on August 2, 2014. In addition, your notice must set forth the information required by the Company’s Amended and Restated Bylaws with respect to each director nomination or other proposal that you intend to present at the 2014 Annual Meeting of Stockholders. If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from October 31, 2014, the notice must be delivered or received no earlier than the close of business on the 120th day prior to the date of the 2014 Annual Meeting of Stockholders and no later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting of Stockholders or the 10th day after public disclosure of the actual date of Pike’s 2014 Annual Meeting of Stockholders is first made. The notice must contain the information required by the Company’s Amended and Restated Bylaws.

Principal Stockholders

The following table provides information about the beneficial ownership of Pike common stock as of September 1, 2013 by each person that owned more than 5% of outstanding shares of Pike common stock as of such date as well as each director, nominee for director, named executive officer and all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, (i) shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 1, 2013 and (ii) shares of restricted stock, restricted stock units and deferred stock units which vest within 60 days of September 1, 2013 are deemed outstanding. These shares or units, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage ownership is based on 31,757,270 shares of common stock outstanding as of September 1, 2013, which excludes the 5,000 outstanding shares of restricted common stock that the holder thereof was not entitled to vote as of the record date. Unless otherwise indicated in the footnotes below, the address for each of the individuals listed below is c/o Pike Electric Corporation, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Ownership Percentage
J. Eric Pike	3,185,951 (1)	9.69%
Charles E. Bayless	75,490 (2)	*
James R. Helvey III	56,760 (3)	*
Peter Pace	33,569 (4)	*
Daniel J. Sullivan III	47,749 (5)	*
James L. Turner	8,773 (6)	*
James T. Benfield	247,270 (7)	*
Timothy G. Harshbarger	118,647 (8)	*
Audie G. Simmons	458,484 (9)	1.43%
Anthony K. Slater	248,449 (10)	*
Directors and executive officers as a group (10 persons)	4,481,142	13.32%

*	Less than 1%.

(1)

Consists of (i) 1,549,253 shares of common stock held by Takuan LLC, an entity controlled by Mr. Pike, (ii) 437,259 shares of common stock owned directly, (iii) 67,467 shares of common stock held by the Joe B./Anne A. Pike Generation Skipping Trust, of which Mr. Pike is a trustee, and (iv) 1,131,972 shares subject to stock options.

(2)

Consists of (i) 7,675 restricted stock units owned directly, which vest on the earlier of (a) November 2, 2013 or (b) the date of the Annual Meeting, and (ii) 67,815 shares of common stock owned by the Bayless Family Trust, of which Mr. Bayless and his spouse are the co-trustees. Mr. Bayless may be deemed to have voting and dispositive power over such common stock. Mr. Bayless expressly disclaims beneficial ownership of such common stock, except to the extent of his pecuniary interest therein.

(3)

Consists of (i) 38,719 shares of common stock owned directly, (ii) 7,675 restricted stock units owned directly, which vest on the earlier of (a) November 2, 2013 or (b) the date of the Annual Meeting, and (iii) 10,366 deferred stock units, which will be released following Mr. Helvey’s termination of service as a director of the Company.

(4)

Consists of (i) 25,894 shares of common stock owned directly and (ii) 7,675 restricted stock units owned directly, which vest on the earlier of (a) November 2, 2013 or (b) the date of the Annual Meeting.

(5)

Consists of (i) 29,708 shares of common stock owned directly, (ii) 7,675 restricted stock units owned directly, which vest on the earlier of (a) November 2, 2013 or (b) the date of the Annual Meeting, and (iii) 10,366 deferred stock units, which will be released following Mr. Sullivan’s termination of service as a director of the Company.

(6)

Consists of (i) 1,098 shares of common stock owned directly and (ii) 7,675 restricted stock units owned directly, which vest on the earlier of (a) November 2, 2013 or (b) the date of the Annual Meeting.

(7)	Consists of 60,412 shares of common stock and options to purchase 186,858 shares of common stock, all of which are owned directly.

(8)	Consists of 22,800 shares of common stock and options to purchase 95,847 shares of common stock, all of which are owned directly.

(9)	Consists of 201,001 shares of common stock and options to purchase 257,483 shares of common stock, all of which are owned directly.

(10)	Consists of 48,214 shares of common stock and options to purchase 200,235 shares of common stock, all of which are owned directly.

Proposal 1:   Election of Directors

The Board has nominated six directors for election at the Annual Meeting to hold office until the next annual meeting of stockholders and the election of their successors. All of the nominees are currently serving as directors and were elected to the Board at last year’s annual meeting of stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the six nominees named in this Proxy Statement.

The six nominees receiving the highest number of affirmative votes of the shares of Pike common stock present in person or represented by proxy at the Annual Meeting and entitled to vote for them will be elected as directors to serve until the next annual meeting of stockholders. Votes withheld by stockholders, broker non-votes and abstentions will have no effect on the outcome of the director elections.

The Board unanimously recommends a vote “FOR” each of the six nominees listed below.

Nominees for Director

Listed below are the six persons nominated for election to the Board. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board.

Name	Age	Principal Occupation	Director Since

J. Eric Pike	45	Chairman of the Board and Chief Executive Officer of Pike	1994

Charles E. Bayless	70	President and Provost, West Virginia University Institute of Technology (Retired)	2006

James R. Helvey III	54	Managing Partner, Cassia Capital Partners, LLC	2005

Peter Pace	68	General, United States Marine Corps (Retired)	2010

Daniel J. Sullivan III	67	President, Flyway, LLC	2007

James L. Turner	54	Executive Mentor, Merryck & Co. Limited	2012

J. Eric Pike

Mr. Pike is the Chairman of the Board and Chief Executive Officer of Pike. Mr. Pike has been President of the Company since 1998, Chief Executive Officer since 2002 and Chairman since 2005. He is the grandson of founder Floyd Pike and joined Pike in 1990 as an A-class lineman on an overhead construction crew, advancing through various office positions, and served as Vice President of the Central Region from 1993 to 1998, where he was responsible for the powerline operations in North Carolina and South Carolina. Mr. Pike graduated from Emory University with a B.A. in History.

Mr. Pike brings extensive business, managerial and leadership experience to the Board. With over 20 years of experience with Pike, Mr. Pike provides the Board with a vital understanding and appreciation of the Company’s business and the industry. His strong leadership skills have been demonstrated through his service as the Company’s Chief Executive Officer since 2002 and as the Chairman of the Board since 2005. He is also a large stockholder of the Company and, as a member of the Company’s founding family, maintains a unique position within the corporate organization.

Charles E. Bayless

Mr. Bayless is the retired President and Provost of the West Virginia University Institute of Technology, where he served in such capacities from April 2005 until June 2008. Mr. Bayless served as Chairman, President and Chief Executive Officer of Illinova Corporation, an electric utility company, from 1998 to 1999. From 1992 to 1998, he served as Chief Executive Officer of UniSource Energy Corp., an electric utility company. Mr. Bayless holds a B.S.E.E. from the West Virginia University Institute of Technology, an M.S.E.E. in Power Engineering and a J.D. from West Virginia University and an M.B.A. from the Graduate School of Business Administration at the University of Michigan. He also serves as a board member of Recycled Energy Development, LLC, Essential Power, LLC and the West Virginia American Water Company.

Mr. Bayless’ significant business experience, including executive, operational and legal roles in the energy industry as well as in the higher education arena, qualifies him for service as a member of the Board.

James R. Helvey III

Mr. Helvey co-founded Cassia Capital Partners, LLC, a registered investment advisor, in 2011 and has served as a managing partner since its formation. From 2005 to 2011, Mr. Helvey was a partner and the Risk Management Officer for CMT Asset Management Limited, a private investment firm. From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., serving in a variety of capacities, including as Vice Chairman of JP Morgan’s Risk Management Committee, Global Head of Derivative Counterparty Risk Management, head of the swap derivative trading business in Asia and head of short-term interest rate derivatives and foreign exchange forward trading in Europe. Mr. Helvey served as Chairman and Chief Executive Officer of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. From 2003 to 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey graduated magna cum laude with honors in 1981 from Wake Forest University. In 1982, Mr. Helvey was a Fulbright Scholar at the University of Cologne in Germany, and, in 1984, Mr. Helvey received a Master’s degree in international finance and banking from Columbia University, School of International and Public Affairs, where he was an International Fellow. Mr. Helvey has served as a member of the Wake Forest University Board of Trustees since 1998.

Mr. Helvey’s experience in international business and finance, executive management, and as a director of other organizations brings a valuable and necessary perspective to the Board, and qualifies him to serve on the Board.

Peter Pace

General Pace was the sixteenth Chairman of the Joint Chiefs of Staff from 2005 to 2007, where he served as the principal military advisor to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council. He is the first Marine to have held this position. General

Pace held command at virtually every level in the United States Marine Corps. He is a graduate of the United States Naval Academy, holds an M.B.A. from George Washington University and attended Harvard University for the Senior Executives in National and International Security program. General Pace currently serves as a director of AAR Corporation, AlienVault, LLC, ILC Industries, Inc., LaserLock Technologies, Inc., Neohapsis, Inc., Qualys, Inc. and Textura Corporation, and is Chairman of the board of Pelican Products, Inc. and Tresys Technology, LLC.

General Pace brings to the Board a unique and valuable perspective from his years of proven leadership, beginning in the United States Marine Corps and culminating as the Chairman of the Joint Chiefs of Staff. General Pace’s extensive leadership and board experience qualifies him for service on the Board.

Daniel J. Sullivan III

Mr. Sullivan is President of Flyway, LLC, a private investment company. He was the President and Chief Executive Officer of FedEx Ground Package System, Inc., a wholly-owned subsidiary of FedEx Corporation, a position he maintained from 1998 until his retirement in 2006. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System, Inc. In 1995, he was the Chairman, President and Chief Executive Officer of Roadway Services, Inc. Mr. Sullivan is a graduate of Amherst College. He also serves as a director of Computer Task Group, Inc., Schneider National, Inc. and the Medical University of South Carolina Foundation.

Mr. Sullivan’s operational experience, particularly with companies having large employee workforces across numerous geographical markets, as well as his executive, managerial and other board experience, make him qualified to serve on the Board.

James L. Turner

Mr. Turner currently serves as an executive mentor with Merryck & Co. Limited, a leading global business leader mentoring firm. Previously, he served as Group Executive of Duke Energy Corporation, an energy company, and President and Chief Operating Officer of Duke Energy’s U.S. Franchised Electric and Gas business from May 2007 until December 2010. From October 2006 to April 2007, Mr. Turner served as Group Executive and President, U.S. Franchised Electric and Gas, of Duke Energy. From April 2006, upon the merger of Duke Energy and Cinergy Corp., to September 2006, he served as Group Executive and Chief Commercial Officer, U.S. Franchised Electric and Gas, of Duke Energy. From August 2005 until the merger of Duke Energy and Cinergy Corp., Mr. Turner served as President of Cinergy Corp., an energy company; from September 2004 to August 2005 as Executive Vice President and Chief Financial Officer of Cinergy; and from December 2001 to September 2004 as Executive Vice President and Chief Executive Officer, Regulated Business Unit of Cinergy. Mr. Turner holds a B.S. in Political Science from Ball State University and a J.D. from Indiana University School of Law.

Mr. Turner’s extensive executive management experience at energy and utility companies, legal experience and background, and substantial expertise in the energy industry qualify him for service as a member of the Board.

Corporate Governance

The Board of Directors

The Company is governed by the Board and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance policies, principles and guidelines, known as the Corporate Governance Guidelines. In addition, the Company has a written code of conduct, known as the Code of Business Conduct and Ethics, which applies to the Company’s directors and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of, the code.

Documents Available

All of the Company’s corporate governance materials, including the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are published on the Company’s website, www.pike.com. These materials are also available in print free of charge to any stockholder upon request by contacting the Company at: Pike Electric Corporation, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030, Attn.: Investor Relations, or by telephone at (336) 719-4622. Any modifications to these corporate governance materials will be reflected on the Company’s website, and Pike intends to post any amendments or waivers to the Code of Business Conduct and Ethics (to the extent required to be disclosed pursuant to Form 8-K) in the “Investor Center” section of its website.

Director Independence

The Board believes that a majority of its members are independent under both the applicable NYSE rules and the applicable SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules require a board of directors to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company and permit the board to adopt and disclose standards to assist the board in making determinations of independence. Accordingly, the Board has adopted Director Independence Standards, which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a director has a material relationship with Pike. The Director Independence Standards are available on Pike’s website, www.pike.com, as an attachment to the Corporate Governance Guidelines.

In August 2013, the Board, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the Director Independence Standards. In connection with this review, the Board evaluated banking, commercial, charitable, consulting, family and other relationships with each director and immediate family members of each director and their related interests in Pike and its subsidiaries. As a result of this evaluation, the Board affirmatively determined that none of Messrs. Bayless, Helvey, Pace, Sullivan and Turner had a relationship with the Company other than in their capacity as directors and that each of them is an independent director under the Director Independence Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Nominating and Governance Committees (see membership information below under “Board Committees”) is independent. At such time, the Board also determined that Mr. Pike is not independent due to his employment with the Company.

Board Leadership Structure

Specific elements of the Company’s Board leadership structure are outlined in the Company’s Amended and Restated Bylaws and Corporate Governance Guidelines, as described below:

Chairman of the Board	The Board has appointed the Chief Executive Officer to the position of Chairman of the Board. Combining the roles of Chairman and Chief Executive Officer (i) enhances alignment between the Board and management in strategic planning and execution as well as operational matters, (ii) avoids the confusion over roles, responsibilities and authority that can result from separating the positions and (iii) streamlines Board process in order to conserve time for the consideration of the important matters the Board needs to address. Mr. Pike currently serves as Chairman of the Board and as the Chief Executive Officer.

Lead Independent Director	The lead independent director (i) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors, (ii) has the authority to call meetings of non-management directors, (iii) advises the Nominating and Governance Committee on the selection of committee chairs, (iv) advises the Chairman on the agenda for Board meetings, (v) determines with the Chairman the nature and extent of information provided to the Board in advance of Board and committee meetings, (vi) works with the Chairman to propose an annual schedule of major discussion items for the Board’s approval and (vii) serves as a liaison between the Chairman and the independent directors. Mr. Turner currently serves as the lead independent director.

Independent Oversight	Independent directors comprise more than 80% of the Board and 100% of the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Committee Chairs	All chairs of the Board’s committees are independent and are annually appointed by the Board, approve agendas and material for respective committee meetings and act as a liaison between committee members and the Board and between committee members and senior management.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Committee members and committee chairs are appointed by the Board. The members of these committees are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Charles E. Bayless	Chair	X	X
James R. Helvey III	X	Chair	X
Peter Pace	X	X	Chair
Daniel J. Sullivan III	X	X	X
James L. Turner	X	X	X

Each committee of the Board functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of these committees:

Committee	Functions and Additional Information	Number of Meetings in Fiscal 2013
Audit Committee

•   Acts on behalf of the Board in its oversight of accounting and financial reporting processes, internal controls and audit functions.

•   Reviews and discusses with the independent registered public accounting firm the annual and quarterly financial statements and earnings releases.

•   Considers and approves any non-audit services proposed to be performed by the independent registered public accounting firm.

•   Oversees compliance with significant regulatory requirements, including FCPA.

•   Assists the Board in its oversight of enterprise risk management.

•   The Board has determined that Messrs. Bayless and Helvey are “audit committee financial experts” within the meaning of the SEC rules and that Messrs. Bayless and Helvey are “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, the Director Independence Standards and the NYSE rules.

•   Reports regularly to the Board.

		4

Compensation Committee	• Administers the executive compensation plans. • Reviews and establishes the compensation of the executive officers. • Reviews and approves the compensation of the members of the Board. • Reviews and approves employment offers and arrangements, and other benefits for each executive officer. • Oversees regulatory compliance and risk regarding compensation matters. • Reports regularly to the Board.	5

Nominating and Governance Committee	• Identifies, evaluates and recommends director candidates to the Board. • Reviews and approves or ratifies related person transactions. • Considers and recommends to the Board other actions relating to corporate governance. • Reports regularly to the Board.	3

The Board may also establish other committees from time to time as it deems necessary.

Director Meeting Attendance

The Board held 10 meetings during fiscal year 2013. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal year 2013. It is the Board’s policy that the directors should attend the Company’s annual meeting of stockholders absent exceptional circumstances. All of the incumbent directors attended the 2012 Annual Meeting of Stockholders.

Pursuant to the Corporate Governance Guidelines, the non-management directors, all of whom are independent, meet in regularly scheduled executive sessions without management. Mr. Turner, as the lead independent director, presides over these executive sessions.

Director Nomination Process

The Nominating and Governance Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in the Corporate Governance Guidelines, which include considering:

•	a candidate’s roles and contributions to the business community;

•

a candidate’s personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

•	a candidate’s relevant knowledge and diversity of background, viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity;

•	whether a candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; and

•	applicable listing standards of the New York Stock Exchange (the “NYSE”).

During the selection process, the Nominating and Governance Committee will seek inclusion and diversity within the Board. The Nominating and Governance Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees.

Stockholder Recommendations of Director Candidates

Recommendations by stockholders for director candidates to be considered for the 2014 Annual Meeting of Stockholders must be delivered to or mailed and received by the Company’s Corporate Secretary not earlier than the close of business on July 3, 2014 and not later than the close of business on August 2, 2014. Recommendations by stockholders for director candidates to be considered for inclusion in the proxy statement and form of proxy relating to the 2014 Annual meeting of Stockholders must be received no later than May 20, 2014.

Notice of a director nomination must be submitted in accordance with the requirements set forth in Pike’s Amended and Restated Bylaws, which include requirements to provide the name and address of the stockholder making the recommendation, a representation that the recommending stockholder is a record holder of Pike common stock, all information regarding the nominee that would be required to be set forth in a proxy statement and the consent of the nominee to serve as a director. Such information should be sent to: Nominating and Governance Committee, c/o Corporate Secretary, Pike Electric Corporation, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030. Appropriate submission of a recommendation by a stockholder does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the proxy statement; however, the Nominating and Governance Committee will consider any such candidate in accordance with the director nomination process described above.

Policy for Review of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s executive management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under the SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in this Proxy Statement. In addition, the Nominating and Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

As set forth in the Nominating and Governance Committee’s charter, which is available on the Company’s website, www.pike.com, in the course of its review and approval or ratification of a disclosable related person transaction, the Nominating and Governance Committee considers: (i) the nature of the related person’s interest in the transaction, including the actual or apparent conflict of interest of the related person; (ii) the material terms of the transaction and their commercial reasonableness; (iii) the significance of the transaction to the related person; (iv) the significance of the transaction to the Company and the benefits and perceived benefits, or lack thereof, to the Company; (v) opportunity costs of alternate transactions; (vi) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and (vii) any other matters the committee deems appropriate.

Related Person Transactions

On May 13, 2013, the Company entered into an agreement with LGB Pike II LLC (the “Selling Stockholder”), pursuant to which the Company agreed to purchase $40 million of Pike’s common stock from the Selling Stockholder concurrently with the closing of an underwritten public offering by the Selling Stockholder of 8,000,000 shares of Pike’s common stock at the price at which the shares of common stock were sold to the public in the offering, less the underwriting discount (the “Repurchase Agreement”). At the time of such offering and the negotiation of the Repurchase Agreement, two affiliates of the Selling Stockholder, Robert D. Lindsay and J. Russell Triedman, were directors of the Company. Consequently, the Repurchase Agreement was negotiated, reviewed and recommended by a special committee of the Board, composed entirely of independent directors, who were advised by independent financial advisors and independent legal counsel.

The Board’s Role in Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Certain other important categories of risk are assigned to designated Board committees (which are compromised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•

Audit Committee oversees risks related to financial controls, capital structure of the enterprise (including borrowing, liquidity, allocation of capital, major capital transactions and expenditures), legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function;

•	Compensation Committee oversees the Company’s compensation programs to ensure they do not incentivize excessive risk-taking; and

•

Nominating and Governance Committee oversees issues that may create governance risks, such as Board composition, director selection, director and management succession planning and related person transactions.

During fiscal year 2013, the full Board received reports on the most important strategic issues and risks facing the Company. In addition, the Board and committees routinely receive reports from management regarding enterprise risk assessments and risk management practices.

The Board believes that its leadership structure supports the risk oversight function. Specifically, the Board believes that Mr. Pike, with his in-depth knowledge and understanding of the Company’s business and the industry, is better able to bring key strategic and business issues and risks to the Board’s attention than would a non-executive Chairman of the Board. Additionally, as indicated above, certain important categories of risk are assigned to committees of the Board, consisting of fully independent directors, that receive, review and evaluate management reports on risk, thereby preserving the benefit of independent risk oversight along with full Board responsibility and review.

Compensation Committee Consultant

The Compensation Committee has sole authority under its charter to retain compensation consultants and to approve such consultants’ fees and retention terms. In May 2010, the Compensation Committee retained Compensation Advisory Partners, LLC (“CAP”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The Compensation Committee has renewed this engagement each year since. The independence of CAP, as compensation consultant, has been reviewed and confirmed by the Compensation Committee. Neither CAP nor any of its affiliates provide any services to Pike except for services related solely to executive officer and director compensation.

Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors, including its non-management directors, by sending a written communication to a director

c/o Corporate Secretary at 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030. In addition, any party who has concerns about the accounting, internal controls or auditing matters may contact the Audit Committee directly at such address or by calling toll-free 1-800-997-7718. Such communications may be confidential or anonymous. All such communications are promptly reviewed before being forwarded to the addressee. Any concerns relating to accounting, internal controls, auditing matters or officer conduct are sent immediately to the chair of the Audit Committee. The Company generally will not forward to directors a stockholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Director Compensation

The Company’s director compensation policy provides that each director who is considered “independent” within the meaning of Section 303A.02 of the NYSE Listed Company Manual will receive compensation for service on the Board. Non-independent directors (currently Mr. Pike) receive no compensation for their service as directors. The following table shows the compensation paid to each non-management director who served on the Board in fiscal year 2013:

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Charles E. Bayless	182,500	69,996	252,496
James R. Helvey III	177,500	79,350	256,850
Robert D. Lindsay (3)	—	—	—
Peter Pace	177,500	69,996	247,496
Daniel J. Sullivan III	287,500	79,350	366,850
Louis F. Terhar (4)	33,750	—	33,750
J. Russell Triedman (3)	—	—	—
James L. Turner	126,197	79,801	205,998

(1)

The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in fiscal year 2013. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (the “2013 Form 10-K”), the Board formed a special committee in May 2012, composed entirely of all of the Company’s independent directors, pursuant to which the Company paid the chair of the committee (Mr. Sullivan) $20,000 per month and each other member $10,000 per month from such date of formation until the committee’s dissolution in May 2013. These fees are included in this column.

(2)

Represents the full grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that Pike would expense in the financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the notes to the audited consolidated financial statements included in the 2013 Form 10-K. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.

The following table shows the number of restricted stock units and deferred stock units held by each non-management director as of June 30, 2013:

Name	Restricted Stock Units Outstanding (#)	Deferred Stock Units Outstanding (#)
Charles E. Bayless	7,675	—
James R. Helvey III	7,675	10,366
Robert D. Lindsay	—	—
Peter Pace	7,675	—
Daniel J. Sullivan III	7,675	10,366
J. Russell Triedman	—	—
James L. Turner	7,675	—

(3)

Messrs. Lindsay and Triedman resigned from the Board effective May 22, 2013 following the sale of shares of Company common stock by the Selling Stockholder. See “Related Person Transactions” on page 16. Messrs. Lindsay and Triedman were not independent due to their status as affiliates of the Selling Stockholder, and, therefore, received no compensation for their service as directors.

(4)	Mr. Terhar resigned from the Board effective August 31, 2012.

The Compensation Committee reviews and approves compensation of the members of the Board. In approving director compensation, the Compensation Committee considers recommendations of its outside compensation consultant and makes such modifications as it deems appropriate. The Board approved the director compensation policy on November 3, 2011, following consultation with its outside advisor, CAP. Compensation for Pike’s independent directors is as follows:

•

an annual grant of $70,000 in shares of restricted stock units one day following election to the Board at the annual meeting of stockholders, vesting in full on the earlier of the first anniversary of the grant date or immediately before the next annual meeting of stockholders;

•	an annual fee of $45,000 in cash payable in quarterly installments;

•	$1,000 in cash for each Board meeting attended;

•	$500 in cash for each committee meeting attended;

•	$15,000 annual retainer for the lead independent director and the chair of the Audit Committee;

•	$10,000 annual retainer for the chairs of the Compensation Committee and the Nominating and Governance Committee; and

•	reimbursement of reasonable expenses incurred for attending Board and committee meetings.

In 2011, the Board adopted stock ownership guidelines for independent directors. The guidelines require each independent director to own shares or share equivalent units having a market value equal to $180,000 within four years of his or her becoming a director. Once the required market value ownership level is achieved, no further purchases are required in the event the value of the shares and share equivalent units held by a director fall below $180,000 due solely to a decrease in the market value of the Company’s common stock.

Executive Officers

Set forth below is a list of names and ages of the Company’s executive officers indicating all positions and offices held by each such person and each person’s principal occupations or employment during the past five years. Each officer is elected annually by the Board.

J. Eric Pike.  Mr. Pike, age 45, is the Chairman of the Board and Chief Executive Officer. Mr. Pike has been President of Pike since 1998, Chief Executive Officer since 2002 and Chairman since 2005. Additional information about Mr. Pike can be found under “Proposal 1: Election of Directors” on pages 9 and 10 of this Proxy Statement.

Anthony K. Slater.  Mr. Slater, age 43, has been Chief Financial Officer since August 2006 and Executive Vice President since May 2009. Mr. Slater is responsible for financial reporting and the supervision of all finance and accounting functions, corporate planning, and mergers and acquisitions. Prior to assuming this position, Mr. Slater served as the Vice President of Finance beginning in February 2006. Mr. Slater served as the Chief Financial Officer of Universal Solutions International, Inc., a provider of supply chain analysis and reverse logistic services, from January 2005 to December 2005 and as Vice President of Finance and Accounting as well as Secretary from July 2003 until December 2004. Prior to joining Universal Solutions, he served as Vice President of Accounting and Financial Reporting for Konover Property Trust Inc., a self-administered REIT, from 1999 to 2002. Mr. Slater graduated magna cum laude from North Carolina State University with a B.A. in Accounting and also is a certified public accountant.

Audie G. Simmons.  Mr. Simmons, age 57, has been Executive Vice President of Operations since November 2008 and serves as the principal operating officer. Mr. Simmons has over 35 years of operational experience with Pike, including serving as the Senior Vice President of Operations from November 2006 until November 2008 and as Vice President of Fleet and Operations immediately prior to becoming Senior Vice President of Operations.

James T. Benfield.  Mr. Benfield, age 51, has been President of Pike Electric, LLC since October 2010 and previously was the Senior Vice President of Operations from November 2008 until October 2010. He is responsible for managing and supervising Pike Electric, LLC, whose operational focus is on construction and maintenance of substation, distribution (underground and overhead) and transmission with voltages up to 345 kV with a non-unionized workforce throughout the South, Southeast and Midatlantic United States. He joined the Company in 1985 as a project manager. Previously, he has served as a regional vice president of operations in several operating regions. Mr. Benfield received a B.S. in Electrical Engineering from North Carolina State University.

Timothy G. Harshbarger.  Mr. Harshbarger, age 53, has been Senior Vice President of Human Resources since August 2007 and is responsible for managing and supervising the Company’s human resources and risk management. Prior to assuming this position, Mr. Harshbarger spent 21 years at American Electric Power where he held a number of positions including Executive Assistant to the Chairman/CEO, Vice President of HR Services & Operations and Director Business Development. He received his B.S. from Purdue University and his M.B.A. from The Ohio State University’s Fisher College of Business.

Compensation Discussion and Analysis

This section explains Pike’s executive compensation program as it relates to the following “named executive officers” of the Company:

J. Eric Pike	Chairman of the Board and Chief Executive Officer
Anthony K. Slater	Executive Vice President and Chief Financial Officer
Audie G. Simmons	Executive Vice President of Operations
James T. Benfield	President, Pike Electric, LLC
Timothy G. Harshbarger	Senior Vice President of Human Resources

This discussion includes statements regarding financial and operating performance targets in the limited context of the executive compensation program. Investors should not evaluate these statements in any other context. These are not statements of management’s expectations of future results or guidance.

This discussion is divided into five parts:

I.	Executive Summary
II.	Executive Compensation Program Objectives
III.	Determining Executive Compensation for Fiscal 2013
IV.	Other Benefits and Executive Compensation Policies
V.	2011 Say-on-Pay Advisory Vote

I.	Executive Summary

The Company achieved record performance in fiscal 2013. The Company believes this performance resulted from the successful execution of Pike’s diversification and strategies and Pike’s ability to efficiently mobilize substantial resources to respond to the storms and extreme weather events that occurred in 2013. Based on the record performance, the named executive officers earned maximum awards under Pike’s performance-based Management Incentive Plan, as described on pages 25 and 26.

As described in this section, the Compensation Committee of the Board (the “Committee”) took the following compensation related actions with respect to the named executive officers:

•

Increased named executive officer base salaries for the first time since 2009 in line with market conditions and to provide a one-time increase in connection with the elimination of the medical expense reimbursement plan perquisite.  See pages 24 and 25.

•	Adopted a stock ownership policy. See pages 29 and 30.

•	Issued long-term incentive compensation awards that included only restricted stock units due to the ongoing special committee process at that time. See pages 26 and 27.

•	Decided to change the long-term incentive compensation awards to include performance-based stock units beginning with awards to be made in February 2014. See page 27.

II.	Executive Compensation Program Objectives

The executive compensation program is designed to further the goals of continued long-term success and creation of stockholder value. The primary objectives of the compensation program are to:

•	Attract and retain executive officers of outstanding quality by offering competitive annual base salaries;

•	Reward the achievement of annual financial performance and strategic goals that the Board and management believe will lead to long-term growth in stockholder value; and

•	Align executive officers’ interests with those of stockholders through equity awards.

To accomplish these objectives, the compensation philosophy is as follows:

•	Position base salaries at or above the 50th percentile of executive compensation market surveys approved by the Committee;

•

Position target awards for annual and long-term performance at or above the 50th percentile of the approved compensation market surveys and of companies identified and approved by the Committee as representing a peer group for Pike;

•	Position total cash compensation and total direct compensation at or above the 50th percentile of the approved compensation market surveys and the approved peer group;

•	Obtain updated market information at least every two years from the Committee’s consultant for both executive compensation market surveys and peer group companies approved by the Committee;

•

Establish performance metrics and targets for annual incentives that will result in total cash compensation above the targeted range when Pike performs well and below the targeted range when Pike does not; and

•

Align executive officers’ interests with long-term stockholder interests by making annual grants of long-term incentive awards which, if earned and vested, result in total direct compensation realized over time that should be above the targeted range when Pike performs well and below the targeted range when Pike does not.

The Committee oversees the compensation program for the executive officers with the assistance of senior management. The Committee reviews, approves and determines all elements of compensation for each named executive officer.

III.	Determining Executive Compensation for Fiscal 2013

Elements of Compensation

The compensation program has three principal elements:

Element	Description	Purpose
Base Salary	Fixed cash compensation based on position, responsibility, individual performance, tenure and potential.	Provide a competitive, fixed, baseline level of cash compensation.

Management Incentive Plan	Cash payment tied to performance during the fiscal year.	Motivate officers to achieve annual strategic and financial goals.

Long-Term Incentive Compensation	Equity-based awards tied to long-growth in value of Company common stock.	Attract officer talent, promote retention, motivate officers to achieve long-term strategic and financial goals, and align to long-term stockholder interests.

The Committee believes the use of these elements provides an appropriate balance between rewarding performance, both short and long-term, and encouraging retention.

Base Salaries

Base salaries are the foundation of the compensation program. They provide a fixed, baseline level of cash compensation based on each executive officer’s position, responsibilities, individual performance, tenure and potential. Base salary levels also impact amounts paid under other elements of the executive compensation program, including annual incentives and long-term incentive awards. The base salaries of executive officers are set at levels intended to be competitive with other companies engaged in similar activities and with other businesses of comparable size and scope that compete with the Company for executive talent. To attract and retain the level of talent necessary for the Company to succeed, the Committee expects that the base salaries generally will be at or above the 50th percentile of the range of base salaries for comparable positions when compared to the executive compensation market surveys and the Company’s peer group.

In fiscal 2013, the Committee approved base salary increases for the named executive officers for the first time since 2009. All of the named executive officers received a 2% base salary increase based on general market trends and a one-time adjustment of $14,535 to replace the medical expense reimbursement plan which was terminated in 2012 and is no longer available. The following table reflects the base salaries following such increases:

Name	FY 2013 Base Salary
J. Eric Pike	$704,611
Anthony K. Slater	$412,779
Audie G. Simmons	$434,963
James T. Benfield	$364,551
Timothy G. Harshbarger	$314,461

Management Incentive Plan

The executive officers participated in an annual Management Incentive Plan in fiscal 2013, which provided each executive officer the opportunity to receive an annual cash award based on the achievement of corporate performance goals and individual performance. The criteria adopted for payment of the executive officers’ awards is as follows:

Criteria	Rationale
Earnings Per Share (“EPS”)	Focuses executives on improving financial performance on an annual basis.

Company-wide safety measured by the OSHA recordable incident rate for the fiscal year (“Safety Goal”)	Workforce safety is a very high priority for Pike and impacts not only the health and welfare of employees but is continuously monitored and evaluated by customers.

Individual achievement of three specified personal goals (“Personal Goals”)	Provides financial reward for achievement of strategic initiatives and high priority projects assigned to specific individuals.

The Committee established EPS as the primary goal in the weighting of these factors. In fact, no awards could be earned for fiscal 2013 regardless of the achievement of the Safety Goal or Personal Goals unless the threshold level of EPS was achieved, as the Committee believes being a profitable enterprise is a condition precedent to an incentive award being paid. The Committee believes this balanced mix of performance measures is an effective motivator because these metrics correlate directly with the historical success factors of the Company and the executives’ ability to impact these performance results is clear.

Each executive officer was assigned a target award based on a percentage of base salary, a threshold level below which no amounts would be payable, and a maximum award representing 150% of such executive’s target award. Payouts were determined on a linear basis for achievement between threshold and target and between target and maximum award levels. The Committee believes the incentive targets and criteria were established at levels that are achievable but require a sustained level of high performance in areas important to continued success and growth. The Committee approved incentive targets as a percentage of base salary paid based on the Committee’s views of the scope of the job and market data. The approved target awards for fiscal 2013 for the named executive officers as a percentage of base salary are: Mr. Pike - 75%; Mr. Slater - 55%; Mr. Simmons - 60%; Mr. Benfield - 50%; and Mr. Harshbarger - 50%.

The following chart shows the 2013 Management Incentive Plan performance goals and their respective weightings:

Payout Level	EPS (60% weighting)	Safety Goal (10% weighting)	Personal Goals (# attained) (30% weighting)
Threshold (50% Payout)	$0.33	3.30	1
Target (100% Payout)	$0.50	2.80	2
Maximum (150% Payout)	$0.57	2.30	3

For fiscal 2013, actual EPS was $1.03 and the safety rate was 1.81. The Personal Goal component was based on each named executive officer’s achievement of pre-established objectives for his department and area of responsibility. The Personal Goals are intended to support the Company’s overall business plan and longer term strategic objectives and for 2013 included goals for the continued implementation of the Company’s diversification strategy, risk mitigation and safety and operational integration of recently acquired subsidiaries. Each officer was assigned three Personal Goals, and for fiscal year 2013, each executive officer achieved all three goals. This overall performance resulted in payouts equal to the maximum 150% of the target level. The actual payouts for the named executive officers are shown in the following table:

Name	FY 2013 Annual Incentive Earned
J. Eric Pike	$792,687
Anthony K. Slater	$340,542
Audie G. Simmons	$391,467
James T. Benfield	$273,413
Timothy G. Harshbarger	$235,846

Long-Term Incentive Compensation

The third key element of the compensation program is providing equity incentives to executive officers to attract officer talent, align their interests with the long-term interests of stockholders, encourage retention, and provide an incentive to achieve long-term strategic and financial goals. The Company maintains both the 2005 and 2008 Omnibus Incentive Compensation Plans under which the Company may grant equity awards.

For fiscal 2013, the Committee granted long-term equity incentive compensation through awards of restricted stock units that vest in equal amounts over a three-year period commencing on the date of grant. The Committee believes restricted stock units with time-based vesting provide a reasonable incentive for officers to perform, an opportunity for officers’ interests to be aligned with stockholders upon grant of the award, and an effective employment retention tool. Given the beneficial ownership by Messrs. Pike and Simmons of common stock, the Committee directs that any restricted stock units granted to them will be settled in cash rather than shares of common stock. For the 2013 awards only, the Committee did not include stock options in the awards, because of the ongoing special committee process at that time. See “Related Person Transactions” on page 16. In fiscal 2014, the Committee will include performance-based awards in the long-term equity incentive compensation awards.

The Committee sets the long-term incentive award level based on a percentage of base salary by taking into account the goal of positioning total direct compensation opportunities at or above the median of the market survey data and peer group information. Given the historical fluctuations in the Company’s stock price based on hurricane season activities, the Committee grants long-term equity awards at its mid-year meeting in February.

The Committee approved the following long-term incentive awards for the executive officers for fiscal 2013: Mr. Pike - $1,056,916; Mr. Slater - $342,606; Mr. Simmons - $391,467; Mr. Benfield - $218,730; and Mr. Harshbarger - $188,677. These amounts were awarded to each executive in restricted stock units (which for Messrs. Pike and Simmons the Committee determined would be settled in cash due to the size of their equity ownership). The table below summarizes the number of restricted stock units awarded to executive officers on January 30, 2013, where restricted stock units were valued on the date of award approval pursuant to the 2008 Omnibus Incentive Compensation Plan:

Name	Restricted Stock Units (#)
J. Eric Pike	103,518
Anthony K. Slater	33,556
Audie G. Simmons	38,342
James T. Benfield	21,423
Timothy G. Harshbarger	18,480

Role of Compensation Consultant

Since May 2010, the Committee has retained Compensation Advisory Partners, LLC (“CAP”) as its compensation consultant regarding executive officer and director compensation. At the Committee’s request, CAP reviewed the compensation program and amounts paid to executive officers for fiscal 2012 and the proposed amounts for fiscal 2013, confirmed to the Committee that these amounts were consistent with the compensation philosophy and did not recommend any changes to compensation program target award opportunities for executive officers.

Compensation Benchmarking

In making its compensation decisions, the Committee relies upon comparisons of Pike’s compensation program and compensation opportunities relative to the compensation paid to similarly-situated executives at peer group companies. This approach ensures that the compensation program and cost structure allow Pike to remain competitive in its markets. The Committee engages its compensation consultant to perform a compensation benchmarking analysis every other year.

In May 2012, at the Committee’s request, CAP reviewed the compensation program and performed a competitive analysis of the program, including each of the various components of the compensation program, against competitive benchmarking studies. CAP’s analysis used the following peer group companies: Aegion Corporation (formerly known as Insituform Technologies, LLC); Comfort Systems USA, Inc.; Dycom Industries, Inc.; Integrated Electrical Services, Inc.; MasTec, Inc.; Matrix Service

Company; Michael Baker Corporation; MYR Group Inc.; Quanta Services, Inc.; Sterling Construction Company, Inc.; Tetra Tech, Inc.; UniTek Global Services, Inc.; and Willbros Group, Inc. Sterling Construction Company, Inc. and UniTek Global Services, Inc. were added to the peer group to cause the median revenue and market capitalization of the peer group to align more closely with the revenue and market capitalization of the Company. CAP’s analysis in May 2012 concluded that, based on the Company’s projected financial performance through the end of the fiscal 2012, the relationship between the estimated executive compensation levels was generally well-aligned compared to the peer group companies.

IV.	Other Benefits and Executive Compensation Policies

401(k) Savings Plan and Deferred Compensation Plan

The Company maintains a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Tax Code”) for substantially all employees who are not subject to collective bargaining agreements, including the named executive officers. Employee elective deferral contributions to the 401(k) plan are made on a pre-tax basis. Contributions by the named executive officers are limited by the Tax Code.

The Company also maintains the Pike Compensation Deferral Plan in order to provide the named executive officers and other eligible employees a means to save for retirement on a tax-deferred basis beyond the Tax Code limits. Participants may also receive limited employer matching contributions to make up for certain matching contributions that could not be made to the 401(k) plan due to the Tax Code limits. The plan is an unfunded, unsecured arrangement offering participants several deemed investment alternatives that operate similarly to the investment alternatives available under the 401(k) plan. The Company maintains a rabbi trust to informally fund the plan. The assets in the trust remain general assets of the Company, and do not offer protection for plan participants in the event of corporate insolvency.

Medical Benefits and Insurance

Officers, including the executive officers, are eligible to participate in a group medical benefits insurance program, which includes group health, dental and vision, on the same basis as other employees.

Life and Disability Insurance

Pike provided its officers, including executive officers, (i) basic life insurance with a death benefit of two times current base salary capped at $750,000 and supplemental life insurance with a death benefit of one times current base salary capped at $750,000, both rounded to the next highest thousand dollar increment, (ii) accidental death and dismemberment insurance with a death benefit of two times current base salary capped at $750,000, (iii) basic short-term and long-term group disability benefits, plus an individual supplemental long-term disability policy, that together provide 100% of salary for the first six months and 65% of salary for the remainder of the disability coverage period (generally ending no later than age 65 or a later date specified in the policy for disability that commences after age 60), and (iv) supplemental accidental death and dismemberment coverage with a death benefit of $250,000.

Retirement

Pike has a retirement policy that, upon the retirement of certain executive officers who are at least 55 years of age and have been an employee for 10 years or more, entitles such officers to receive the following: (i) the Company vehicle used by the officer at the time of retirement or the cash value of such vehicle; (ii) continued medical, dental and vision coverage; and (iii) continued life insurance coverage in the amount equal to two times current base salary capped at $750,000. Continuation of medical, dental, vision and life insurance for the officer will continue until the earlier of the date that officer attains age 65 or becomes eligible for Medicare. Coverage will also end if the officer becomes eligible for coverage under another program. Spouses and other dependents of that officer also receive post-retirement group medical, dental and vision coverage through age 65 for spouses and generally through age 26 for other dependents.

Other Benefits

Company officers, including the executive officers, are each provided a Company vehicle and fuel. The Company also provides income tax gross-up payments to executives in order to compensate them for taxes which may be imposed based upon their personal use of a Company vehicle and fuel. The Committee believes providing a Company vehicle and fuel is appropriate given the Company’s geographic location and the officers’ required travel and customer interaction. The tax gross-up is provided to make the cost of the vehicle and fuel neutral to the officers. In accordance with Mr. Pike’s employment agreement, he is eligible for up to fifty hours of personal use of Company aircraft per year so long as this use does not interfere with the normal business use of the aircraft.

Policy Regarding Timing of Equity Grants

Executives derive value from their options based on the appreciation in the value of the underlying shares of Pike common stock. The exercise or base price is the average of the intraday high and low prices of Pike common stock on the NYSE on the date the awards are granted. In addition, Pike has a policy of granting options on the first trading day of the month immediately following the date of award approval. Pike does not coordinate the timing of awards with the release of material non-public information.

Stock Ownership Policy

The Committee believes the Company’s executive officers should achieve and maintain a material level of personal ownership of Pike common stock to align the financial interests of the executive officers with those of the Company’s stockholders. Therefore, the Committee has adopted a stock ownership policy for the Company’s executive officers, including the named executives. Each executive who is subject to the policy must own shares of Company common stock having a fair market value equal to a multiple of his or her base salary determined in accordance with the following schedule:

Title	Multiple of Base Salary
Chairman, President and Chief Executive Officer	4x
Executive Vice President of Operations	3x
Chief Financial Officer	3x
President, Pike Electric, LLC	2x
Senior Vice President of Human Resources	2x

Ownership for purposes of the policy includes Pike common stock owned directly, indirectly (e.g., by a spouse or a trust), invested in an employee stock purchase plan, time-vested restricted stock and restricted stock units and the in-the-money value of vested, but unexercised stock options. Ownership does not include any performance-vested equity awards. As of June 30, 2013, all of the named executives were in compliance with the policy’s ownership requirements.

Short-Selling Prohibition

The Company does not allow its executives to speculate in the Company’s stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls.

Agreements with Executives

The Company has entered into employment agreements and long-term equity agreements with each executive officer. The employment agreements provide each executive officer with an annual base salary, the opportunity for annual incentive compensation, and certain other benefits and employment terms.

The Company does not have any change in control agreements with its executive officers. However, the employment agreements of each executive officer provide for severance payments and benefit continuation in the event of termination of employment under certain circumstances. The intent of the program is to attract key executives to the Company as well as to assure the services of key executives and the continuity of operations during periods of uncertainty associated with potential changes in control. When approving such agreements, the Committee determined that the severance periods and amounts contained in the employment agreements for executive officers were consistent with those offered to similarly situated executives and necessary to achieve the Company’s overall compensation objectives.

Mr. Pike’s employment agreement provides that, if his employment is terminated by the Company without Cause or by him for Good Reason (as such terms are defined in his employment agreement), Mr. Pike will be entitled to receive two years of his then current annual base salary and the continuation for two years of health and welfare benefits that he was receiving as of the last day of his employment. In addition, all unvested stock options and restricted stock then held by Mr. Pike will automatically become vested and exercisable if his employment is terminated by the Company without Cause, by him for Good Reason or due to his death, Disability (as defined in his employment agreement) or legal incapacity. The foregoing severance benefits are subject to Mr. Pike abiding by the confidentiality, non-disclosure, non-solicitation and non-competition provisions of his employment agreement.

Under the terms of the employment agreements with executive officers other than Mr. Pike, if any such executive is terminated for any reason other than death, Disability or Cause or if such executive resigns for Good Reason (as each such term is defined in the relevant employment agreement), he will be entitled to (i) cash severance payments equal to 12 months of his annual base salary at the time of termination, payable in equal monthly installments, or, at the discretion of the Board in a lump sum and (ii) continuation of his health and welfare benefits for a period equal to the lesser of (a) 12 months or (b) the period ending on the date he first becomes entitled to health insurance benefits under any plan maintained by any person for whom he provides services as an employee or otherwise. The foregoing severance benefits are subject to such executive entering into and not revoking a release of claims in favor of the Company and abiding by the non-competition provisions of the agreement. In addition, the agreements provide the Company the ability to extend the term of the executive’s restrictive covenant obligations for a subsequent 12-month period, as long as the Company continues to provide the executive with the foregoing severance benefits for the subsequent 12-month period.

The 2005 Omnibus Incentive Compensation Plan and the 2008 Omnibus Incentive Compensation Plan contain provisions that trigger upon a “change in control” as defined in such plans. Under the plans, unless awards are assumed or replaced in connection with the transaction, all outstanding awards will automatically be deemed exercisable and vested without restriction immediately prior to such change in control, and all performance units and cash incentive awards will be paid out as if the date of the change in control were the last day of the applicable performance period and the greater of actual or “target” performance levels had been obtained.

Tax and Accounting Considerations

Section 162(m) of the Tax Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to certain covered executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The Committee carefully considers the impact of Section 162(m) in designing compensation programs for, and in making compensation decisions affecting, Section 162(m) covered executives. In order to maintain flexibility in compensating executive officers, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

V.	2011 Say-on-Pay Advisory Vote

At the 2011 Annual Meeting of Stockholders, the Company’s executive compensation program was approved by 72.5% of the votes cast on the “say-on-pay” advisory vote. The Committee believes the results of the 2011 advisory vote affirmed Pike stockholder support of the Company’s executive compensation program, including the program’s goals of long-term Company success and creation of stockholder value. Therefore, the Committee did not change the compensation philosophy, the objectives of the program or the overall approach for determining fiscal 2013 named executive officer compensation. The Committee will continue to consider the results of future advisory say-on-pay votes when making future compensation decisions. The Company’s stockholders next opportunity to provide feedback to the Board on the Company’s executive compensation program will be the advisory say-on-pay vote conducted at the 2014 Annual Meeting of Stockholders.

Executive Compensation Tables

The following tables and related narratives present the compensation information for the fiscal years ended June 30, 2013, 2012 and 2011, concerning the named executive officers for fiscal 2013, in the format specified by the SEC.

I.	2013 Summary Compensation Table

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
J. Eric Pike (1)	2013	704,611	—	1,056,919	—	792,687	80,635	2,634,852
Chairman and Chief Executive Officer	2012 2011	676,260 676,260	30,000 516,949	507,191 507,175	507,197 507,174	638,448 —	106,915 78,268	2,466,011 2,285,826
Anthony K. Slater	2013	412,779	—	342,607	—	340,542	26,480	1,122,408
Executive Vice President and Chief Financial Officer	2012 2011	390,150 390,150	30,000 218,709	161,916 161,911	161,911 197,472	270,113 —	28,059 25,997	1,042,149 994,239
Audie G. Simmons	2013	434,963	—	391,472	—	391,467	29,582	1,247,484
Executive Vice President of Operations	2012 2011	411,900 411,900	30,000 251,893	185,354 185,352	185,355 185,353	311,095 —	27,163 32,208	1,150,867 1,066,706
James T. Benfield	2013	364,551	—	218,729	—	273,413	24,323	881,016
President, Pike Electric, LLC	2012	342,867	—	102,859	102,860	212,369	33,362	794,317
	2011	342,867	174,730	102,857	102,859	—	27,265	750,578
Timothy G. Harshbarger	2013	314,461	—	188,681	—	235,846	20,915	759,903
Senior Vice President of Human Resources	2012	293,760	30,000	88,131	88,128	184,890	27,542	712,451

(1)	Mr. Pike does not receive any compensation for his service on the Board.

Bonus (Column (d))

The amount shown in the “Bonus” column represents discretionary bonus awards for the successful completion of the Pine Valley Power and UC Synergetic acquisitions and related integration projects, with respect to fiscal 2012, and for the achievement of strategic and operating initiatives, with respect to fiscal 2011.

Stock Awards (Column (e))

The amount shown in the “Stock Awards” column represents the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that Pike would expense in its financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the notes to the audited consolidated financial statements included in the Annual Report on Form 10-K. These amounts reflect the accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

Option Awards (Column (f))

The amount shown in the “Option Awards” column represents the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that Pike would expense in its financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the notes to the audited consolidated financial statements included in the Annual Report on Form 10-K. These amounts reflect the accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

Non-Equity Incentive Plan Compensation (Column (g))

The amount shown in the “Non-Equity Incentive Plan Compensation” column represents the incentive earned under the Management Incentive Plan for fiscal 2013. The performance metrics under the 2013 Management Incentive Plan and the level of achievement of those metrics is described on pages 25 and 26.

All Other Compensation (Column (h))

The following table describes each component of the “All Other Compensation” column for fiscal 2013. The amounts shown reflect the incremental cost to Pike for each of the benefits.

Name	Personal Use of Company Aircraft ($)	Personal Use of Company Vehicle ($)	Tax Reimbursement Payments ($)	Matching Employer Contributions to Retirement Plans ($)	Unused Vacation ($)	Total ($)
Mr. Pike	44,479	10,597	7,009	5,000	13,550	80,635
Mr. Slater	—	12,929	8,551	5,000	—	26,480
Mr. Simmons	—	4,727	3,126	5,000	16,729	29,582
Mr. Benfield	—	8,255	5,460	5,000	5,608	24,323
Mr. Harshbarger	—	9,579	6,336	5,000	—	20,915

For fiscal 2013, personal use of Company aircraft was calculated based on aggregate incremental cost to the Company for each hour of personal aircraft usage. The incremental costs include fuel, repair costs, parking and runway fees and other similar variable costs. Personal use of Company vehicle represents the approximate cost to the Company of ownership, maintenance, insurance and fuel for the executive’s vehicle. Tax reimbursement payments represent the approximate cost to the Company for tax gross-up payments to the executives in connection with their personal use of Company vehicles. Health insurance represents the premium payable by the Company for such executive’s participation in a medical expense reimbursement plan. With respect to unused vacation, up to 40 hours of such unused vacation may be rolled into the next year with any remaining balance converted to cash compensation in an amount equal to the number of unused vacation hours multiplied times the employee’s current rate of pay. The amount shown above represents the unused vacation converted to cash compensation in fiscal 2013.

II.	2013 Grants of Plan-Based Awards

The following table shows grants of plan-based awards approved for the named executive officers during the fiscal year ended June 30, 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Stock Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock Awards ($) (3)
Mr. Pike	01/30/2013	01/30/2013	—	—	—	103,518	1,056,919
	—	—	264,229	528,458	792,687	—	—

Mr. Slater	01/30/2013	01/30/2013	—	—	—	33,556	342,607
	—	—	113,514	227,028	340,542	—	—

Mr. Simmons	01/30/2013	01/30/2013	—	—	—	38,342	391,472
	—	—	130,489	260,978	391,467	—	—

Mr. Benfield	01/30/2013	01/30/2013	—	—	—	21,423	218,729
	—	—	91,139	182,275	273,413	—	—

Mr. Harshbarger	01/30/2013	01/30/2013	—	—	—	18,480	188,681
	—	—	78,615	157,231	235,846	—	—

(1)

The executives were eligible to earn annual incentive compensation under the Company’s Management Incentive Plan for fiscal year 2013 based on the achievement of performance metrics established at the beginning of the fiscal year by the Committee. The performance levels for the three performance metrics, the actual performance achieved and the amounts earned by the executives for fiscal year 2013 are shown on pages 25 and 26. The amounts earned by the executives are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Amounts set forth in this column reflect grants of restricted stock units under the 2008 Omnibus Incentive Compensation Plan. These restricted stock unit grants vest in equal installments on the first, second and third anniversary of the grant date.

(3)

Amounts set forth in this column represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the notes to the audited consolidated financial statements included in the Annual Report on Form 10-K.

III.	Outstanding Equity Awards at Fiscal Year-End 2013

The following table shows the outstanding equity awards held by the named executive officers at June 30, 2013.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Mr. Pike	343,746	—	6.51	10/21/2014	—	—
	428,571	—	14.00	7/27/2015	—	—
	27,159	—	18.41	11/1/2016	—	—
	98,475	—	14.25	10/1/2018	—	—
	112,917	—	11.33	9/1/2019	—	—
	77,735	38,868 (2)	9.61	3/1/2021	—	—
	43,369	86,739 (3)	9.22	3/1/2022	—	—
	—	—	—	—	19,545 (4)	240,404
	—	—	—	—	41,693 (5)	512,824
	—	—	—	—	103,518 (6)	1,273,271
Mr. Slater	30,000	—	18.18	8/1/2016	—	—
	30,000	—	18.41	11/1/2016	—	—
	10,000	—	18.41	11/1/2016	—	—
	20,000	—	16.16	5/1/2018	—	—
	25,031	—	14.25	10/1/2018	—	—
	34,044	—	11.33	9/1/2019	—	—
	12,500	—	7.27	10/1/2020	—	—
	24,816	12,409 (2)	9.61	3/1/2021	—	—
	13,844	27,690 (3)	9.22	3/1/2022	—	—
	—	—	—	—	6,240 (4)	76,752
	—	—	—	—	13,310 (5)	163,713
	—	—	—	—	33,556 (6)	412,739
Mr. Simmons	61,904	—	6.51	10/21/2014	—	—
	38,690	—	14.00	7/27/2015	—	—
	10,000	—	18.41	11/1/2016	—	—
	30,000	—	15.70	12/1/2016	—	—
	33,658	—	14.25	10/1/2018	—	—
	38,973	—	11.33	9/1/2019	—	—
	28,409	14,205 (2)	9.61	3/1/2021	—	—
	15,849	31,699 (3)	9.22	3/1/2022	—	—
	—	—	—	—	7,143 (4)	87,859
	—	—	—	—	15,237 (5)	187,415
	—	—	—	—	38,342 (6)	471,607
Mr. Benfield	61,904	—	6.51	10/21/2014	—	—
	38,690	—	14.00	7/27/2015	—	—
	10,000	—	18.41	11/1/2016	—	—
	30,076	—	8.81	11/3/2018	—	—
	21,628	—	11.33	9/1/2019	—	—
	15,765	7,883 (2)	9.61	3/1/2021	—	—
	8,795	17,591 (3)	9.22	3/1/2022	—	—
	—	—	—	—	3,964 (4)	48,757
	—	—	—	—	8,456 (5)	104,009
	—	—	—	—	21,423 (6)	263,503
Mr. Harshbarger	30,000	—	15.48	12/1/2017	—	—
	26,275	—	8.81	11/3/2018	—	—
	18,530	—	11.33	9/1/2019	—	—
	13,507	6,754 (2)	9.61	3/1/2021	—	—
	7,535	15,072 (3)	9.22	3/1/2022	—	—
	—	—	—	—	3,396 (4)	41,771
	—	—	—	—	7,245 (5)	89,114
	—	—	—	—	18,480 (6)	227,304

(1)

The amounts set forth in this column were calculated by multiplying the closing market price of Pike’s common stock on June 28, 2013 ($12.30) by the number of shares, units or other rights held on such date.

(2)	These options vest on March 1, 2014.

(3)	These options vest in equal annual installments on March 1 of each of 2014 and 2015.

(4)	These restricted stock units vest on February 2, 2014.

(5)	These restricted stock units vest in equal annual installments on February 1 of each of 2014 and 2015.

(6)	These restricted stock units vest in equal annual installments on January 30 of each of 2014, 2015 and 2016.

IV.	2013 Option Exercises and Stock Vested

The following table shows the number of shares acquired and the value realized during the fiscal year ended June 30, 2013 upon vesting of restricted stock or units previously granted to each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares or units acquired on vesting (#)	Value realized on vesting ($) (1)
Mr. Pike	—	—	58,996	578,334
Mr. Slater	—	—	18,504	181,850
Mr. Simmons	—	—	21,183	208,178
Mr. Benfield	—	—	11,755	115,523
Mr. Harshbarger	—	—	15,071	148,624

(1)	Values were determined by multiplying the number of shares or units, as applicable, that vested by the per share fair market value of Pike common stock on the vesting date.

V.	2013 Non-Qualified Deferred Compensation

We maintain the Pike Compensation Deferral Plan (the “Deferral Plan”), which is a non-qualified deferred compensation plan, for certain of our key executive officers. Messrs. Pike, Slater, Simmons, Benfield and Harshbarger participated in the Deferral Plan during fiscal year 2013. The following table sets forth information regarding the named executive officers’ accounts and benefits under the Deferral Plan for fiscal year 2013.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Pike	3,567	—	—	—	8,696
Mr. Slater	226	—	1,703	—	8,125
Mr. Simmons	10,774	—	(3,120)	—	28,890
Mr. Benfield	12,840	—	(3,007)	—	28,711
Mr. Harshbarger	33,581	—	—	—	55,580

(1)	Amounts reflected in this column are also reported in the “Salary” column of the Summary Compensation Table for 2013.

(2)	The amounts reported in this column are not reported in the Summary Compensation Table because no earnings under the Deferral Plan are deemed to be above-market or preferential earnings.

VI.	2013 Potential Payments Upon Termination or Change of Control

The following is a summary of certain compensation agreements that Pike has with, and certain plans that Pike maintains for, its executive officers, including the named executive officers, and other material information necessary to an understanding of the Summary Compensation Table and Grants of Plan-Based Awards table above. The following tables show the estimated benefits payable to each named executive officer in the event of the executive officer’s termination of employment under various scenarios or a change of control of Pike. The amounts shown assume termination of employment or a change of control on June 30, 2013. The amounts do not include payments or benefits provided under insurance or other plans that are generally available to all salaried employees.

Arrangements with J. Eric Pike

Mr. Pike entered into an amended and restated employment agreement on September 24, 2008, that was amended on May 1, 2009. The employment agreement provides for an initial one-year employment term commencing July 1, 2008, after which the agreement automatically extends for additional one-year periods, subject to both Mr. Pike’s and the Company’s right to terminate the agreement upon at least 60 days written notice prior to the expiration of each such term.

The employment agreement provides a base annual salary of $780,000 which may be adjusted up but not down by the Committee. However, for the fiscal year ended June 30, 2013, Mr. Pike voluntarily adjusted his base salary downward to $704,611. In addition to his base salary, Mr. Pike is eligible to receive an annual incentive opportunity and to participate in the long-term incentive plan on such terms and conditions and in such amounts as adopted and approved by the Committee. The employment agreement also provides Mr. Pike the ability to use the Company aircraft for up to 50 flight hours per year for personal use.

Under the terms of the employment agreement, if Mr. Pike’s employment is terminated by the Company without Cause or by Mr. Pike for Good Reason (as such terms are defined below), Mr. Pike will be entitled to receive two years of his then current annual base salary and the continuation for two years of the health, life, disability and other benefits that he was receiving as of the last day of his employment. If Mr. Pike’s employment is terminated by the Company without Cause or due to his death, Disability (as defined in the employment agreement) or legal incapacity or by him for Good Reason, all unvested equity compensation awards then held by Mr. Pike or his estate will automatically become vested and exercisable. If Mr. Pike’s employment is terminated for any other reason, Mr. Pike will be entitled to receive only earned but unpaid benefits.

As defined in Mr. Pike’s employment agreement, “Cause” means Mr. Pike is either (i) convicted of a felony involving moral turpitude or (ii) guilty of gross neglect or willful misconduct in carrying out his duties, resulting in material harm to the Company, unless he believed in good faith he acted in the Company’s best interests; provided, that, with respect to (ii) above, Mr. Pike will have a 30-day cure period to eliminate the circumstances that are claimed to constitute Cause unless such circumstances are not capable of being cured. Mr. Pike may terminate his employment for “Good Reason” if (i) he is assigned duties or responsibilities that are inconsistent with his position as President and Chief Executive Officer, (ii) he suffers a reduction in, or material, adverse interference with, the authorities and duties associated with his position, (iii) the duties of his position change in a materially adverse manner from those at the date his employment agreement was executed or (iv) he is required to relocate to an employment location that is more than 50 miles from his employment location on the execution date of his employment agreement; provided, that the Company will have a 30-day cure period to eliminate the circumstances that are claimed to constitute Good Reason unless such circumstances are not capable of being cured.

If Mr. Pike becomes subject to excise taxes under Section 4999 of the Tax Code, the Company will make a tax gross-up payment to him in an amount sufficient to cover such excise taxes and any interest or penalties thereon. However, if such excise taxes would not be applicable if the value of his payments and benefits were reduced by 5%, Mr. Pike will forfeit the amount of such payments and benefits necessary to avoid incurring such excise taxes and the Company will not have an obligation to provide a tax gross-up payment in connection therewith. If required to forfeit a portion of the payments and benefits, Mr. Pike would choose the particular payments and benefits to be reduced.

The Company may terminate Mr. Pike’s employment due to Disability or legal incapacity if, based upon independent medical advice, the Board determines that due to physical or mental illness Mr. Pike is unable to perform his customary duties for (i) 120 consecutive business days, if he fails to return to his duties within five days of written notice of the end of that 120-day period, or (ii) 130 business days in any 12-month period. In any such event, Mr. Pike is entitled to a continuation of his base salary and other benefits during the 120-day or 130-day period, in addition to the acceleration of any unvested equity compensation awards at such time, as noted above.

Mr. Pike is subject to a non-solicitation provision for 24 months after termination of his employment, as well as a confidentiality provision. In addition, Mr. Pike has agreed to refrain from engaging in certain activities that are competitive with the Company and its business for a period of five years after the termination of his employment. Mr. Pike is entitled to indemnification in his position to the fullest extent permitted by the laws of Delaware.

The Company provides life insurance with a death benefit equal to two times annual base salary capped at $750,000. Additionally, the Company provides supplemental term life insurance with a death benefit equal to one times annual base salary capped at $750,000, basic accidental death coverage with a death benefit equal to two times annual base salary capped at $750,000 and supplemental accidental death and dismemberment coverage with a death benefit of $250,000. In the event Mr. Pike becomes disabled, basic short-term and long-term group disability plans, coupled with an individual supplemental long-term disability policy, provide 100% of salary for the first six months and 65% of salary for the remainder of the disability coverage period (generally ending no later than age 65 or a later date specified in the policy for disability that commences after age 60).

The following table sets forth the amounts payable to Mr. Pike upon termination of his employment or a “change in control” (as defined below in the 2005 Omnibus Incentive Compensation Plan or 2008 Omnibus Incentive Compensation Plan) on June 30, 2013.

Benefits and Payments Upon Termination	Termination for Cause or without Good Reason	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason following a Change in Control	Termination due to Disability or Incapacity (1)	Termination due to Death (1)	Change in Control (No Termination)
Base Salary (2)	$—	$1,409,222	$1,409,222	$—	$—	$—
Unvested Stock Options (3)	—	371,905	371,905	371,905	371,905	371,905
Restricted Stock Units (3)	—	2,026,499	2,026,499	2,026,499	2,026,499	2,026,499
Health Insurance (4)	—	26,062	26,062	—	—	—
Life Insurance (5)	—	—	—	—	1,455,000	—
Accidental Death and Dismemberment (6)	—	—	—	1,000,000	1,000,000	—
Short-Term Disability Coverage	—	—	—	352,306	—	—
Long-Term Disability Coverage (7)	—	—	—	8,893,301	—	—

Total:	$—	$3,833,688	$3,833,688	$12,644,011	$4,853,404	$2,398,404

(1)

Pursuant to the terms of Mr. Pike’s employment agreement, all unvested stock options and restricted stock will vest upon his death, Disability (as defined in the employment agreement) or legal incapacity.

(2)	Represents 24 months’ salary continuation.

(3)

Represents the value of unvested stock options and restricted stock units held at June 30, 2013, based upon the closing market price on June 28, 2013 ($12.30) of the shares of common stock. These stock options and restricted stock units would vest in full both upon a “change in control” under the terms of, and as defined in, the 2005 Omnibus Incentive Compensation Plan and 2008 Omnibus Incentive Compensation Plan (each discussed below), assuming the awards are not assumed or replaced in the transaction, and also under the terms of Mr. Pike’s employment agreement upon termination of his employment due to his resignation for Good Reason or termination without Cause (each as defined above).

(4)	Represents the estimated incremental cost to the Company of medical, dental and vision plan continuation coverage for 24 months.

(5)

Represents proceeds from Company paid basic term life insurance policy with the benefit equal to two times annual base salary capped at $750,000 plus the proceeds from Company paid supplemental term life insurance policy with the benefit equal to one times annual base salary capped at $750,000.

(6)

Represents proceeds from Company provided basic accidental death and dismemberment policy with a benefit equal to two times annual base salary capped at $750,000 and a $250,000 death benefit from Company provided supplemental accidental death and dismemberment policy.

(7)

Represents aggregate payments to the executive on a non-discounted basis, assuming full Disability through age 65. In the event Pike would be required to fund the full amount of the long-term disability payments for all named executive officers as of June 30, 2013, the entire amount of Pike’s commitment for such payments is insured.

Arrangements with Other Named Executive Officers

Messrs. Slater, Simmons, Benfield and Harshbarger entered into amended and restated employment agreements in June 2009, the terms of which are substantially similar, although Mr. Benfield’s employer is a subsidiary, Pike Electric, LLC. Under the employment agreements, the executive is paid an annual base salary, which is reviewed annually by the Committee, and is entitled to participate in the other benefit plans and programs available to officers.

The employment agreements also provide that if the executive is terminated for any reason other than death, Disability or Cause or if the executive resigns for Good Reason (each as defined below), the executive will be entitled to (i) cash severance payments equal to 12 months of the executive’s annual base salary at the time of termination, payable in equal monthly installments and (ii) continuation of the executive’s medical and health insurance benefits for a period equal to the lesser of (a) 12 months or (b) the period ending on the date the executive first becomes eligible to receive health insurance benefits under any plan maintained by any person for whom the executive provides services as an employee or otherwise. If the executive’s employment is terminated for Cause, then the executive will be paid all accrued and unpaid base salary through the date of termination. Similarly, in the event that the executive resigns without Good Reason, the executive will be paid all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligations under the executive’s employment agreement. Finally, in the event of an executive’s termination of employment due to the executive’s death or Disability, the executive or the executive’s estate will receive all accrued and unpaid base salary and any accrued and unpaid benefits through the date of termination, after which the Company will have no further obligations under the executive’s employment agreement.

The Company provides life insurance with a death benefit equal to two times annual base salary capped at $750,000. Additionally, the Company provides supplemental term life insurance with a death benefit equal to one times annual base salary capped at $750,000, basic accidental death coverage with a death benefit equal to two times annual base salary capped at $750,000 and supplemental accidental death and dismemberment coverage with a death benefit of $250,000. In the event an executive becomes disabled, basic short-term and long-term group disability plans, coupled with an individual supplemental long-term disability policy, provide 100% of salary for the first six months and 65% of salary for the remainder of the disability coverage period (generally ending no later than age 65 or a later date specified in the policy for disability that commences after age 60).

Under the employment agreements, the term “Cause” is defined as the executive’s (i) continued willful failure to substantially perform his duties, (ii) willful engagement in gross misconduct materially and demonstrably injurious to the Company, or (iii) material breach of certain provisions of his employment agreement, such as non-competition and non-solicitation provisions, and his failure to cure such breach upon written notice by the Company, if any. “Good Reason” is defined as (i) a material reduction in an executive’s title or responsibilities, (ii) the requirement that the executive relocate to an employment location that is more than 50 miles from his employment location on the effective date of his employment agreement, or (iii) the Company’s failure to cure its material breach of certain provisions of the employment agreements, such as employment duties and compensation provisions, upon written notice to the Company. Finally, “Disability” is defined as having the same meaning set forth in any long-term disability plan in which the executive participates, and in the absence of such a plan means that, due to physical or mental illness, the executive failed to perform his duties on a full-time basis for 180 consecutive days and did not return on a full-time basis before the end of such period.

The employment agreements also contain confidentiality provisions and non-competition and non-solicitation covenants. Each executive has agreed to neither compete with the Company nor solicit its customers, suppliers or employees for the 12 months following termination of his employment. The foregoing severance benefits are subject to the executive entering into and not revoking a release of claims in favor of the Company and abiding by the restrictive covenant provisions in his agreement.

The following table sets forth the amounts payable to Messrs. Slater, Simmons, Benfield and Harshbarger upon termination of his employment or a “change in control” (as defined below in the 2005 Omnibus Incentive Compensation Plan or 2008 Omnibus Incentive Compensation Plan) on June 30, 2013.

Benefits and Payments Upon Termination	Termination for Cause or without Good Reason	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason following a Change in Control	Termination due to Disability or Incapacity	Termination due to Death	Change in Control (No Termination)

Anthony K. Slater
Base Salary (1)	$—	$412,779	$412,779	$—	$—	$—
Unvested Stock Options (2)	—	—	118,727	118,727	118,727	118,727
Restricted Stock Units (2)	—	—	653,204	653,204	653,204	653,204
Health Insurance (3)	—	13,031	13,031	—	—	—
Life Insurance (4)	—	—	—	—	1,163,000	—
Accidental Death and Dismemberment (5)	—	—	—	1,000,000	1,000,000	—
Short-Term Disability Coverage	—	—	—	206,390	—	—
Long-Term Disability Coverage (6)	—	—	—	5,696,548	—	—

Total:	$—	$425,810	$1,197,741	$7,674,869	$2,934,931	$771,931

Audie G. Simmons
Base Salary (1)	$—	$434,963	$434,963	$—	$—	$—
Unvested Stock Options (2)	—	—	135,915	135,915	135,915	135,915
Restricted Stock Units (2)	—	—	746,881	746,881	746,881	746,881
Health Insurance (3)	—	13,031	13,031	—	—	—
Life Insurance (4)	—	—	—	—	1,185,000	—
Accidental Death and Dismemberment (5)	—	—	—	1,000,000	1,000,000	—
Short-Term Disability Coverage	—	—	—	217,482	—	—
Long-Term Disability Coverage (6)	—	—	—	1,940,739	—	—

Total:	$—	$447,994	$1,330,790	$4,041,017	$3,067,796	$882,796

James T. Benfield
Base Salary (1)	$—	$364,551	$364,551	$—	$—	$—
Unvested Stock Options (2)	—	—	75,425	75,425	75,425	75,425
Restricted Stock Units (2)	—	—	416,269	416,269	416,269	416,269
Health Insurance (3)	—	13,031	13,031	—	—	—
Life Insurance (4)	—	—	—	—	1,095,000	—
Accidental Death and Dismemberment (5)	—	—	—	980,000	980,000	—
Short-Term Disability Coverage	—	—	—	182,276	—	—
Long-Term Disability Coverage (6)	—	—	—	3,079,482	—	—

Total:	$—	$377,582	$869,276	$4,733,452	$2,566,694	$491,694

Timothy G. Harshbarger
Base Salary (1)	$—	$314,461	$314,461	$—	$—	$—
Unvested Stock Options (2)	—	—	64,624	64,624	64,624	64,624
Restricted Stock Units (2)	—	—	358,188	358,188	358,188	358,188
Health Insurance (3)	—	13,031	13,031	—	—	—
Life Insurance (4)	—	—	—	—	944,000	—
Accidental Death and Dismemberment (5)	—	—	—	879,000	879,000	—
Short-Term Disability Coverage	—	—	—	157,231	—	—
Long-Term Disability Coverage (6)	—	—	—	2,230,756	—	—

Total:	$—	$327,492	$750,304	$3,689,799	$2,245,812	$422,812

(1)	Represents 12 months’ salary continuation.

(2)

Represents the value of unvested stock options and restricted stock units held at June 30, 2013, based upon the closing market price on June 28, 2013 ($12.30) of the shares of common stock. These stock options and restricted stock units would vest in full upon a “change in control” under the terms of, and as defined in, the 2005 Omnibus Incentive Compensation Plan and 2008 Omnibus Incentive

Compensation Plan (each discussed below), assuming the awards are not assumed or replaced in the transaction. All stock options awarded under either the 2002 Stock Option Plan A or 2002 Stock Option Plan B are vested. Certain award agreements entered into in September 2008 and thereafter provide that any unvested stock options will vest upon the executive’s death or Disability.

(3)	Represents the estimated incremental cost to the Company of health and dental plan continuation coverage for 12 months.

(4)

Represents proceeds from Company paid basic term life insurance policy with the benefit equal to two times annual base salary capped at $750,000 plus the proceeds from Company paid supplemental term life insurance policy with the benefit equal to one times annual base salary capped at $750,000.

(5)

Represents proceeds from Company provided basic accidental death and dismemberment policy with a benefit equal to two times annual base salary capped at $750,000 and a $250,000 death benefit from Company provided supplemental accidental death and dismemberment policy.

(6)

Represents aggregate payments to the executive on a non-discounted basis, assuming full Disability through age 65. In the event Pike would be required to fund the full amount of the long-term disability payments for all named executive officers as of June 30, 2013, the entire amount of Pike’s commitment for such payments is insured.

Equity Compensation Plans

The executives are eligible for awards of stock options, stock appreciation rights, restricted stock, cash incentive awards and other equity-based awards under both the 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”) and the 2008 Omnibus Incentive Compensation Plan, as Amended and Restated Effective November 3, 2011 (the “2008 Plan”). In the event of a “change of control” of the Company, if the awards are not assumed or replaced in connection with the transaction, any outstanding awards granted (e.g., options, restricted stock, restricted stock units) then held by participants will automatically be deemed exercisable and vested without restriction immediately prior to such change of control, and all performance units and cash incentive awards will be paid out as if the date of the change of control were the last day of the applicable performance period and the greater of actual or “target” performance levels had been obtained.

For the purposes of the 2005 Plan and the 2008 Plan, a “change of control” occurs in the following circumstances: (i) when, during any 24-consecutive month period, individuals who were directors at the beginning of such period cease at any time during such period to constitute a majority of the Board; (ii) with respect to the 2008 Plan only, when a person or group (other than the Company, its affiliates, any employee benefit plan sponsored or maintained by the Company or its affiliates, or Lindsay Goldberg) becomes the beneficial owner of the Company’s voting securities representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; (iii) with respect to the 2005 Plan only, when a person or group (other than the Company, its affiliates, any employee benefit plan sponsored or maintained by the Company or its affiliates, or Lindsay Goldberg) becomes the beneficial owner of the Company’s voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities; (iv) upon the sale of all or substantially all assets to a person that is not an affiliate of the Company; (v) when the Company’s stockholders approve a plan of complete liquidation of the Company; or (vi) upon a merger, consolidation or similar corporate transaction involving the Company or, if voting securities are issued in connection with any such transaction, its subsidiaries.

The following table sets forth information regarding shares of the Company’s common stock that may be issued under the 2005 Plan and the 2008 Plan as of June 30, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,984,593	(1)	$11.42	(2)	3,019,273

Equity compensation plans not approved by security holders	0		0		0

Total	3,984,593	(1)	$11.42	(2)	3,019,273

(1)	Includes outstanding, unvested restricted stock units.

(2)	Does not reflect outstanding, unvested restricted stock units included in column (a), which do not have an exercise price.

Risk Analysis of Compensation Programs

The Company’s executive compensation programs are designed to motivate officers to achieve business goals and to reward executives for achieving those goals, including executive officers. At the same time, the programs are designed to avoid providing incentives for officers to make decisions that expose the Company to excessive risks. The components of the executive compensation programs that help mitigate excessive risks include: (i) Compensation Committee discretion and oversight, including the use of an independent third-party consultant; (ii) a balanced mix of short and long-term pay; (iii) the use of multiple performance metrics; (iv) multi-year vesting requirements for equity awards; and (v)  incentive plan caps.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and certain persons who beneficially own more than 10% of Pike common stock to file with the SEC initial reports of ownership and reports of changes in ownership of Pike common stock and other equity securities. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that its executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal year 2013, except for a late Form 4 filed by each of James R. Helvey III and Daniel J. Sullivan III to report a grant of deferred stock units from the Company in lieu of a special cash dividend paid by the Company.

Compensation Committee Interlocks and Insider Participation

Charles E. Bayless, James R. Helvey III, Peter Pace, Daniel J. Sullivan III, Louis F. Terhar and James L. Turner served on the Compensation Committee in fiscal year 2013. None of the directors who served on the Compensation Committee in fiscal year 2013 has ever served as one of the Company’s officers or employees. During fiscal year 2013, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or its Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Pike’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Submitted by the Compensation Committee of the Board.

James R. Helvey III, Chair

Charles E. Bayless

Peter Pace

Daniel J. Sullivan III

James L. Turner

Audit Committee Report

The primary purpose of the Audit Committee is to act on behalf of the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2013. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2013 be included in its Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee of the Board.

Charles E. Bayless, Chair

James R. Helvey III

Peter Pace

Daniel J. Sullivan III

James L. Turner

Proposal 2: Approval of the Company’s Reincorporation

into North Carolina

After careful consideration, on August 29, 2013, the Board unanimously approved the Merger Agreement and the reincorporation and determined that the Merger Agreement and the reincorporation are advisable and fair to, and in the best interests of, the Company and its stockholders. Based on such approval and determination and the reasons set forth below, the Board unanimously recommends that you vote “FOR” the Company’s reincorporation into North Carolina.

Reasons for the Reincorporation

Pike Electric, LLC, an indirect subsidiary of the Company, was founded in North Carolina in 1945 and is the foundation upon which the Company’s current diversified operations were built. In 2002, the private equity firm Lindsay Goldberg acquired a substantial ownership position in the Company and, in 2005, the decision was made for the Company to launch an initial public offering (“IPO”). In connection with the IPO, the publicly-traded holding company, Pike Electric Corporation, was incorporated in Delaware, as is often done with companies launching IPOs. At this time, the Board sees no reason to remain incorporated in Delaware. Therefore, the Board is seeking to reincorporate under North Carolina law for a number of reasons, including:

1.	tax savings;

2.	addressing corporate governance matters, including adopting a majority vote standard for director elections and providing shareholders the ability to call a special meeting; and

3.	operational benefits and commitment to North Carolina.

The Board believes that North Carolina has reliable and well-developed jurisprudence sufficient for the Company’s investors to support the Company’s reincorporation. Other well-known publicly-traded companies incorporated in North Carolina include:

BB&T Corporation	Lowe’s Companies, Inc.
Cree, Inc.	Martin Marietta Materials, Inc.
Culp, Inc.	PepsiCo, Inc.
EnPro Industries, Inc.	Piedmont Natural Gas Company, Inc.
Harris Teeter Supermarkets, Inc.	Quintiles Transnational Holdings Inc.
Highwoods Properties, Inc.	Reynolds American Inc.
Ingles Markets, Incorporated	Snyder’s-Lance, Inc.
Krispy Kreme Doughnuts, Inc.

Reduce State Tax Liability

Reincorporating into North Carolina would save the Company money by decreasing its overall state tax liability. Delaware imposes a franchise tax on corporations incorporated under Delaware law. Pike (Delaware)’s Delaware franchise tax obligation is $180,000 for the 2013 tax year. Management expects that if Pike (Delaware) remains incorporated in Delaware, it would continue to pay up to $180,000 in Delaware franchise taxes each year for the foreseeable future. North Carolina imposes a franchise tax on all corporations incorporated in North Carolina and all foreign corporations doing business in North Carolina. By reincorporating into North Carolina, the Company would eliminate its Delaware franchise tax obligation without affecting its North Carolina franchise tax obligation. Management estimates that the completion of the reincorporation would reduce the Company’s aggregate state tax liabilities, based on present law and rates, by approximately $180,000 per year.

Address Corporate Governance Matters

The Board is choosing to use the reincorporation as an opportunity to ask the Company’s stockholders to approve certain changes to refine and update the Company’s governance documents. Specifically, the Board is proposing (i) providing for the election of directors by majority vote instead of plurality in uncontested elections of directors, and (ii) granting stockholders the ability to call special meetings where currently no right exists. Additionally, the Company would change its name from “Pike Electric Corporation” to “Pike Corporation” to more accurately reflect its diversified operations. This name change itself requires stockholder approval because the Company must amend its certificate of incorporation to enact it.

Below is a comparison of the corporate governance laws of Delaware and North Carolina as well as a comparison of the Company’s existing versus proposed governance documents. Of particular note to Pike’s stockholders, the Company will opt out of North Carolina’s Shareholder Protection Act and Control Share Acquisition Act when effecting the reincorporation.

Operational Benefits and Commitment to North Carolina

The Board believes that there are a number of important operational benefits that the Company would derive from being domiciled in North Carolina. In fact, all of Pike’s subsidiary entities are incorporated or organized in North Carolina unless their historical operations started elsewhere or a foreign jurisdiction is warranted for regulatory purposes. Pike’s legacy business was founded in North Carolina in 1945, and its headquarters and primary operations have remained centered in North Carolina since that time.

The Company’s North Carolina-based operations include its headquarter operations, senior management office, operations support team as well as its engineering division’s headquarters, and the meetings of its Board and stockholders are held in North Carolina. Given Pike’s significant operational presence in North Carolina, the Company is committed to supporting the North Carolina business community and the economic growth of both the Company and North Carolina and believes that reincorporating into North Carolina will increase its ability to fulfill this commitment. In contrast, the Company conducts minimal business in Delaware.

Reincorporating into North Carolina would also simplify the Company’s corporate administration and reduce costs by eliminating its obligation to file certain reports and other documents in Delaware and by eliminating the need to utilize special advisors regarding Delaware-specific issues.

In addition, by being a corporate citizen of Delaware, the Company (and its directors and officers) have conceded jurisdiction to lawsuits in the State of Delaware, which effectively represents a foreign jurisdiction for it and them. As a result, such lawsuits would not likely be brought in the State of Delaware if the Company was not incorporated there.

The Board has considered the potential disadvantages of the reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

Manner of Effecting the Reincorporation

The reincorporation would be effected by merging Pike (Delaware) with and into Pike (North Carolina) in accordance with the terms of the Merger Agreement attached to this Proxy Statement as Appendix C. At the effective time of the merger of Pike (Delaware) with and into Pike (North Carolina):

•	the separate corporate existence of Pike (Delaware) would cease;

•	Pike (North Carolina) would succeed to the business and all of the properties, assets and liabilities of Pike (Delaware);

•

all of the directors, officers and employees of Pike (Delaware) would become directors, officers and employees of Pike (North Carolina), respectively, and hold the same positions and, in the case of the directors, have the same terms of office for Pike (North Carolina) as they did for Pike (Delaware);

•

all shares of common stock of Pike (Delaware) issued and outstanding immediately prior to the effective time of the merger would, by virtue of the merger, convert into an equal number of fully paid and non-assessable common shares of Pike (North Carolina) with the same rights and characteristics of such common shares; and

•

the existing holders of the issued and outstanding shares of common stock of Pike (Delaware) would own all of the issued and outstanding common shares of Pike (North Carolina) without any change in their proportionate ownership.

Each of the common shares of Pike (North Carolina) would have the same terms as the common stock of Pike (Delaware), subject to the differences arising by virtue of the differences between Delaware and North Carolina law and between the provisions of Pike (Delaware)’s Certificate of Incorporation (the “DE Certificate”) and Amended and Restated Bylaws (the “DE Bylaws”) and the provisions of Pike (North Carolina)’s Amended and Restated Articles of Incorporation (the “NC Articles”) and Amended and Restated Bylaws (the “NC Bylaws”). After the consummation of the merger:

•	each holder of shares of common stock of Pike (Delaware) would be deemed for all purposes to be the holder of the same number of common shares of Pike (North Carolina);

•	certificates representing shares of common stock of Pike (Delaware) would continue to represent common shares of Pike (North Carolina); and

•

where no certificate has been issued in the name of a holder of shares of common stock of Pike (Delaware), a “book entry” (i.e., a computerized or manual entry) would be made in the shareholder records of Pike (North Carolina) to evidence the issuance to such holder of an equal number of common shares of Pike (North Carolina).

Stockholders do not need to surrender their certificates representing shares of common stock of Pike (Delaware) for certificates representing common shares of Pike (North Carolina). Although not required, a stockholder may surrender such stockholder’s certificate representing shares of common stock of Pike (Delaware) for cancellation if the stockholder desires to receive a new certificate representing the same number of common shares of Pike (North Carolina). Upon request, a holder of uncertificated common shares of Pike (North Carolina) would also be entitled to receive a new certificate representing such common shares.

Approval of the Reincorporation Proposal would not result in any change in the business, management, location of the principal executive offices or other facilities, capitalization, assets or liabilities of Pike (Delaware). The common shares of Pike (North Carolina) would continue to be traded on the NYSE without interruption.

The Board believes that the exchange of the shares of common stock of Pike (Delaware) for shares of common stock of Pike (North Carolina) would be tax-free for federal income tax purposes. The federal income tax consequences of the merger are described in more detail below in the section entitled “Certain U.S. Federal Income Tax Consequences of the Reincorporation.”

The Company has five equity compensation plans (collectively, the “Equity Plans”) under which shares of common stock are authorized for issuance to eligible directors, officers and employees: (i) the 2002 Stock Option Plan A (“Option Plan A”); (ii) the 2002 Stock Option Plan B (“Option Plan B”); (iii) the 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”); (iv) the 2008 Omnibus Incentive Compensation Plan, as Amended and Restated Effective November 3, 2011 (the “2008 Plan”); and (v) the Employee Stock Purchase Plan (the “ESPP”). Upon the completion of the reincorporation of the Company into North Carolina:

•	Pike (North Carolina) would perform all of Pike (Delaware)’s outstanding obligations under the Equity Plans upon the same terms and subject to the same conditions as set forth in the Equity Plans;

•

each outstanding option under Option Plan A, Option Plan B, the 2005 Plan and the 2008 Plan would convert into an option to purchase the same number of common shares of Pike (North Carolina) at the same option price per share and upon the same terms and subject to the same conditions as set forth in the applicable plan;

•

common shares of Pike (North Carolina) would become issuable upon the vesting of restricted shares and awards of the restricted stock units granted under the 2005 Plan and the 2008 Plan or the purchase of shares under the ESPP, as applicable, upon the same terms and subject to the same conditions as set forth in the applicable plan; and

•

Pike (North Carolina) would continue Pike (Delaware)’s other employee benefit plans and arrangements upon the same terms and subject to the same conditions as set forth in those plans and arrangements.

If the Company’s stockholders approve the Reincorporation Proposal at the Annual Meeting, the Board anticipates that the merger would become effective shortly thereafter. However, the Merger Agreement authorizes the Board to abandon the merger regardless of whether the Company’s stockholders have approved it, if the Board determines that abandonment is in the best interests of the Company. The Board has made no determination as to any circumstances that may prompt a decision to abandon the reincorporation. After approval by the Company’s stockholders, the Company may also amend the Merger Agreement in non-substantive ways that would not adversely affect the Company’s stockholders.

Section 262 of the Delaware General Corporation Law provides that because the common stock of Pike (Delaware) is listed on the NYSE, stockholders of Pike (Delaware) who do not vote in favor of the Reincorporation Proposal will not be entitled to appraisal rights in connection with the reincorporation.

Significant Effects of the Reincorporation

The reincorporation into North Carolina would change the law applicable to the Company’s corporate affairs from Delaware law to North Carolina law and result in some differences in your rights. The NC Articles and the NC Bylaws that would govern the Company’s corporate affairs upon the consummation of the reincorporation are attached to this Proxy Statement as Appendix A and Appendix B, respectively. The NC Articles and the NC Bylaws would replace the DE Certificate and the DE Bylaws.

Many of the provisions in the DE Certificate and the DE Bylaws would carry over to, or be replaced by substantially similar provisions in, the NC Articles and the NC Bylaws. However, the NC Articles and the NC Bylaws would also include some new provisions not contained in the DE Certificate and the DE Bylaws. The summaries and descriptions of the provisions of the NC Articles and the NC Bylaws contained in this Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the NC Articles and the NC Bylaws, which are attached hereto. Copies of the DE Certificate and the DE Bylaws are available for inspection at the Company’s executive offices located at 100 Pike Way, Mount Airy, North Carolina 27030, and the Company will send any stockholder a copy, without charge, upon written request.

One of the primary elements of the Reincorporation Proposal is to address a number of corporate governance matters. In particular, the Board is proposing to:

•	change the Company’s name to “Pike Corporation” to better reflect its breadth of operations beyond its existing name “Pike Electric Corporation”;

•	elect directors by majority vote instead of plurality in uncontested director elections; and

•

allow shareholders of Pike (North Carolina) holding at least 66 2/3% of the outstanding common shares to call a special meeting of shareholders. Currently, the stockholders of Pike (Delaware) do not have the right to call special meetings of stockholders.

The following table briefly summarizes certain significant provisions of the Delaware General Corporation Law and the DE Certificate and the DE Bylaws applicable to Pike (Delaware) before the reincorporation and the comparable provisions of the North Carolina Business Corporation Act and the NC Articles and the NC Bylaws applicable to Pike (North Carolina) after the reincorporation.

Provisions Applicable to Pike (Delaware) Before the Reincorporation Under the Delaware General Corporation Law and the DE Certificate and the DE Bylaws		Provisions Applicable to Pike (North Carolina) After the Reincorporation Under the North Carolina Business Corporation Act and the NC Articles and the NC Bylaws
1.	Number of Directors. The DE Certificate and the DE Bylaws provide that the Board may set the number of directors from time to time.	1.	Number of Directors. The NC Articles and the NC Bylaws provide that the Board may set the number of directors from time to time.

2.	Term of Directors. The DE Certificate provides that all directors serve until the following annual meeting and until each of their successors has been elected and qualified.	2.	Term of Directors. The NC Articles provide that all directors serve until the following annual meeting and until each of their successors has been elected and qualified.

3.	Election of Directors. The DE Bylaws provide for plurality voting in elections of directors of Pike (Delaware).	3.	Election of Directors. The NC Bylaws provide for majority voting in uncontested elections of directors of Pike (North Carolina) and plurality voting in the event that the number of nominees exceeds the number of directors to be elected.

4.	Vacancies. The DE Bylaws provide that a majority of the remaining directors may fill any vacancy in the Board.	4.	Vacancies. The NC Bylaws provide that a majority of the remaining directors may fill any vacancy in the Board.

5.	Special Meetings of Stockholders. The DE Bylaws do not permit stockholders to call special meetings of stockholders.	5.	Special Meetings of Shareholders. The NC Bylaws permit shareholders holding at least 66 2/3% of the outstanding common shares of Pike (North Carolina) to call special meetings of shareholders.

6.	Amendment of DE Certificate. Under the Delaware General Corporation Law, holders of a majority of the voting power of shares of Pike (Delaware) may amend the DE Certificate.	6.	Amendment of NC Articles. Under the North Carolina Business Corporation Act, shareholders constituting a majority of votes cast by shareholders of Pike (North Carolina) may amend the NC Articles.

7.	Amendment of DE Bylaws. The DE Bylaws provide that the DE Bylaws may be amended by each of the Board and the holders of a majority of the outstanding voting shares of Pike (Delaware).	7.	Amendment of NC Bylaws. The NC Bylaws provide that the NC Bylaws may be amended by each of the Board and shareholders constituting a majority of votes cast by shareholders for such amendment.

8.	Advance Notice Requirements. The DE Bylaws require stockholders to comply with detailed advance notice deadlines, procedures and informational requirements to submit business (including the nomination of any individual for election to the Board) to a meeting of stockholders. To submit business to an annual meeting, stockholders must generally provide advance notice of such business not less than 90, nor more than 120, days before the first anniversary date of Pike (Delaware)’s last annual meeting of stockholders.	8.	Advance Notice Requirements. The NC Bylaws require shareholders to comply with detailed advance notice deadlines, procedures and informational requirements to submit business (including the nomination of any individual for election to the Board) to a meeting of shareholders. To submit business to an annual meeting, shareholders must generally provide advance notice of such business not less than 90, nor more than 120, days before the first anniversary date of Pike (North Carolina)’s last annual meeting of shareholders.

9.	Stockholder Action Without a Meeting. The DE Certificate provides that stockholders may not take action by written consent without a meeting.	9.	Shareholder Action Without a Meeting. The NC Articles provide that shareholders may not take action by written consent without a meeting.

Provisions Applicable to Pike (Delaware) Before the Reincorporation Under the Delaware General Corporation Law and the DE Certificate and the DE Bylaws		Provisions Applicable to Pike (North Carolina) After the Reincorporation Under the North Carolina Business Corporation Act and the NC Articles and the NC Bylaws
10.	Cumulative Voting. Under the Delaware General Corporation Law, stockholders have no right of cumulative voting in the election of directors.	10.	Cumulative Voting. Under the North Carolina Business Corporation Act, shareholders have no right of cumulative voting in the election of directors.

11.	Preemptive Rights. Under the Delaware General Corporation Law, stockholders do not have preemptive rights to acquire newly issued capital stock of Pike (Delaware).	11.	Preemptive Rights. Under the North Carolina Business Corporation Act, shareholders do not have preemptive rights to acquire newly issued capital stock of Pike (North Carolina).

12.	Quorum. The DE Bylaws provide that the presence of the holders of a majority of the voting power of Pike (Delaware) constitutes a quorum for all stockholder meetings.	12.	Quorum. The NC Bylaws provide that the presence of the holders of at least a majority of the voting power of Pike (North Carolina) constitutes a quorum for all shareholder meetings.

13.	Removal of Directors. Under the Delaware General Corporation Law, the holders of a majority of the voting power of Pike (Delaware) may remove any director from office without assigning any cause.	13.	Removal of Directors. Under the North Carolina Business Corporation Act, a director may be removed without assigning any cause if the number of votes cast by shareholders of Pike (North Carolina) to remove the director exceeds the number of votes cast not to remove the director.

14.	Stockholder Approval of Material Transactions. Under the Delaware General Corporation Law, the affirmative vote of a majority of the outstanding voting power of Pike (Delaware) is required to approve mergers and consolidations involving Pike (Delaware), the dissolution of Pike (Delaware) and the sale, lease or exchange of all or substantially all of the assets of Pike (Delaware).	14.	Shareholder Approval of Material Transactions. Under the North Carolina Business Corporation Act, the affirmative vote of a majority of the outstanding voting power of Pike (North Carolina) is required to approve mergers and share exchanges involving Pike (North Carolina), the dissolution of Pike (North Carolina) and the sale, lease, exchange or other disposition of all or substantially all of the property of Pike (North Carolina).

15.

Personal Liability of Directors.  Under the Delaware General Corporation Law, personal liability of directors for monetary damages for breach of fiduciary duty is eliminated except in the instance of:

•   a breach of the director’s duty of loyalty to Pike (Delaware) or its stockholders;

•   acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•   the payment of a dividend or the approval of a stock repurchase or redemption which is illegal under the Delaware General Corporation Law; or

•   any transaction from which the director derived an improper personal benefit.

		15.

Personal Liability of Directors.  The NC Articles provide that personal liability of directors for monetary damages for breach of fiduciary duty is eliminated except in the instance of:

•   acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with Pike (North Carolina)’s best interests;

•   any liability for unlawful distributions; or

•   any transaction from which the director derived an improper personal benefit (the term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of services as one of Pike (North Carolina)’s directors, officers, employees, independent contractors, attorneys or consultants).

Provisions Applicable to Pike (Delaware) Before the Reincorporation Under the Delaware General Corporation Law and the DE Certificate and the DE Bylaws		Provisions Applicable to Pike (North Carolina) After the Reincorporation Under the North Carolina Business Corporation Act and the NC Articles and the NC Bylaws
16.	Indemnification of Directors and Officers. The DE Bylaws provide for broad mandatory indemnification of directors and officers consistent with the Delaware General Corporation Law.	16.	Indemnification of Directors and Officers. The NC Bylaws provide for broad mandatory indemnification of directors and officers consistent with the North Carolina Business Corporation Act.

17.	Authorized Capital Stock. The DE Certificate authorizes 100,000,000 shares of common stock and 100,000,000 shares of preferred stock.	17.	Authorized Capital Stock. The NC Articles authorize 100,000,000 common shares and 100,000,000 preferred shares.

Significant Carryover Provisions

Authorized Shares

In Delaware, the capital stock of a corporation is typically referred to as “common stock” or “preferred stock,” and in North Carolina, the capital stock is typically referred to as “shares,” which may be designated as distinct classes. Delaware law commonly refers to “stockholders,” while North Carolina law commonly refers to “shareholders.” These distinctions do not have any substantive significance. Under the DE Certificate, Pike (Delaware) is authorized to issue 100,000,000 shares of common stock and 100,000,000 shares of preferred stock. Under the NC Articles, Pike (North Carolina) would be authorized to issue 100,000,000 common shares and 100,000,000 preferred shares.

Under the DE Certificate and the NC Articles, the Board has and would have the authority to issue the preferred stock or preferred shares, respectively, in one or more series and to establish the designations, preferences and rights, including voting rights, of each series. These shares of preferred stock of Pike (Delaware) are, and the preferred shares of Pike (North Carolina) would be, available for issuance from time to time to any person for such consideration as the Board may determine without the requirement of further action by the Company’s stockholders or shareholders, as applicable, except as required by the NYSE or other exchange on which the Company’s shares are then listed. The Board does not intend to issue any preferred shares except on terms that the Board deems to be in the best interests of Pike (North Carolina) and its shareholders. Depending on its terms, the issuance of preferred shares may or may not have a dilutive effect on the equity interest or voting power of the then current shareholders of Pike (North Carolina).

Although the Board has no present intention to do so, authorized but unissued preferred shares may also be issued as a defense to an attempted takeover. For example, the Board could sell a block of preferred shares to a “white knight” or to persons who are loyal to current management, thereby diluting the share ownership of persons seeking to obtain control. Additionally, the Board could utilize the authorized but unissued preferred shares (or authorized but unissued common shares) to fund a new rights plan or “poison pill.” However, the Board has no present intention of instituting a poison pill. As noted above, the Board has this ability under the DE Certificate, so no practical change is contemplated by the NC Articles.

Filling of Vacancies on Board of Directors

Both the DE Bylaws and the NC Bylaws authorize a majority of the remaining directors to fill any vacancy in the Board.

No Cumulative Voting

Under the Delaware General Corporation Law, the stockholders of Pike (Delaware) do not have, and, under the North Carolina Business Corporation Act, the shareholders of Pike (North Carolina) would not have, the right of cumulative voting in the election of directors.

No Preemptive Rights

Under the Delaware General Corporation Law, the stockholders of Pike (Delaware) do not have, and, under the North Carolina Business Corporation Act, the shareholders of Pike (North Carolina) would not have, preemptive rights to acquire newly issued capital stock.

No Stockholder Action Without a Meeting

The DE Certificate and the NC Articles provide that the stockholders of Pike (Delaware) do not have, and the shareholders of Pike (North Carolina) would not have, respectively, the right to take action by written consent in lieu of a meeting.

Certain Other Effects of the Reincorporation

The rights of shareholders of Pike (North Carolina) would be governed by the North Carolina Business Corporation Act and the NC Articles and the NC Bylaws rather than the Delaware General Corporation Law and the DE Certificate and the DE Bylaws. This section summarizes some of the significant differences between the Delaware General Corporation Law, the DE Certificate and the DE Bylaws, on the one hand, and the North Carolina Business Corporation Act, the NC Articles and the NC Bylaws, on the other hand, and describes how those differences may affect the rights and interests of stockholders of Pike (Delaware).

Term, Nomination and Election of Directors

The DE Certificate and the NC Articles both provide that all directors will serve for a term ending on the date of the first annual meeting following the annual meeting at which they were elected and until each of their successors shall have been elected and qualified.

Both the DE Bylaws and the NC Bylaws provide that the nomination of persons for election to the Board at an annual meeting of stockholders may be made by or at the direction of the chairman of the meeting, by the notice of meeting distributed to stockholders or by any stockholder who (i) is a stockholder of record at the time of the giving of notice of nomination, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in such bylaws.

The advance notice provisions in the DE Bylaws and in the NC Bylaws are substantially similar. In order to submit any business to an annual meeting of stockholders (including the nomination of any individual for election to the Board), both bylaws generally require a stockholder to give notice of such business in writing to the Secretary of the corporation not less than 90, nor more than 120, days prior to the first anniversary of the date of the preceding annual meeting, except that in the event of a significant change in the date selected for the annual meeting as compared to the prior year’s meeting, the dates for submission of notice are modified accordingly. Both bylaws further describe the information the stockholder must provide in its notice to submit business, which generally relates to the nominating stockholder and the director nominee (if any).

The DE Bylaws provide for plurality voting in elections of directors of Pike (Delaware). The NC Bylaws provide that directors are elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” such nominee, except that if the number of nominees exceeds the number of directors to be elected then directors are elected by a plurality of shares voted. The NC Bylaws further provide that in the event a current director stands for re-election in an election where the number of nominees does not exceed the number of directors to be elected and fails to obtain the requisite votes for election, such director must promptly submit his or her resignation to the Board for consideration.

Fiduciary Duties of Directors

North Carolina law is similar to the laws of most other states in requiring directors to discharge their duties in good faith, with the care of an ordinarily prudent person in a like position under similar circumstances and in a manner reasonably believed to be in the best interests of the corporation. Directors are entitled to rely on information provided by legal counsel, accountants, officers, employees, committees of the board or other persons as to matters that the directors reasonably believe are within their respective areas of competence, unless the directors have actual knowledge that makes such reliance unwarranted. Similarly, directors of a Delaware corporation must discharge their duties in good faith and with due care and loyalty, in a manner reasonably believed to be in the best interests of the corporation. In discharging their duties, such directors are also entitled to rely in good faith on information provided by employees, committees of the board or other persons as to matters reasonably believed to be within their respective areas of competence and provided such persons are selected with reasonable care.

However, unlike in Delaware, a director’s duties in a situation involving a change in control of a North Carolina corporation are not any different, nor the standard of care any higher, than the director’s standard fiduciary duties, and a director also would be permitted to consider any such transaction’s impact on related constituencies. As such, directors of a North Carolina corporation in a change in control situation may not be subject to certain interpretations of director duties that have evolved under Delaware law, including those commonly referred to as “Revlon duties,” but the directors would continue to be subject to the fiduciary duties imposed under North Carolina law noted above.

Further, under both Delaware and North Carolina law, certain transactions in which a director has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining the approval of disinterested directors or stockholders after full disclosure or establishing that such transaction was fair to the corporation. With limited exceptions, these conditions are similar under Delaware and North Carolina law.

Director and Officer Liability and Indemnification

Delaware and North Carolina have broadly similar laws regarding the liability of directors of a corporation and the indemnification by the corporation of its directors, officers, employees and other agents for damages they incur. The laws of both states also permit corporations to adopt a provision in their certificate of incorporation or articles of incorporation, as applicable, largely eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care. The Board believes that the flexibility permitted by the laws of Delaware have been important in attracting and retaining qualified outside directors, and the Board believes that the similar provisions of North Carolina law would allow Pike (North Carolina) to continue to successfully recruit and retain such directors.

Elimination of Director Personal Liability for Monetary Damages

Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit or eliminate a director’s personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to:

•	a breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of a dividend or the approval of a stock repurchase or redemption which is illegal under the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

In a similar provision, Section 55-2-02 of the North Carolina Business Corporation Act permits a North Carolina corporation to limit or eliminate a director’s personal liability for monetary damages for breach of duty as a director, except with respect to:

•	acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the corporation’s best interests;

•	any liability for unlawful distributions under Section 55-8-33 of the North Carolina Business Corporation Act;

•

any transaction from which the director derived an improper personal benefit (the term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his or her services as one of the corporation’s directors, officers, employees, independent contractors, attorneys or consultants); or

•	acts or omissions occurring prior to the date the provision in the corporation’s articles of incorporation became effective.

The DE Certificate eliminates the personal liability of the directors of Pike (Delaware) to the fullest extent permitted by the Delaware General Corporation Law. The NC Articles similarly eliminate the liability of the directors of Pike (North Carolina) to the fullest extent permitted by the North Carolina Business Corporation Act. As a result, following the reincorporation, directors of Pike (North Carolina) cannot be held liable for monetary damages even for gross negligence or lack of due care in carrying out their fiduciary duties as directors, so long as such directors did not know or believe that their acts or omissions were clearly in conflict with the best interests of Pike (North Carolina) and so long as such directors did not receive an improper benefit.

Indemnification of Directors and Officers

Both Delaware and North Carolina provide statutory and nonstatutory approaches for the indemnification of directors, officers, employees and agents. The DE Bylaws and the NC Bylaws are substantially similar in their treatment of indemnification of directors and officers.

Both Delaware and North Carolina have a permissive statutory indemnification approach that permits a corporation to indemnify a director, officer, employee or agent against liability incurred as a result of any threatened, pending or completed action by reason of such individual’s status, provided the individual (i) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Both Delaware and North Carolina generally prohibit indemnification of an individual adjudged liable to the corporation, although Delaware permits the reimbursement of expenses in such circumstances if the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation if approved by the applicable court. North Carolina also prohibits indemnification of an individual adjudged liable on the basis of having received an improper personal benefit. In both Delaware and North Carolina, whether an individual has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the stockholders.

Nonstatutory indemnification is also permissible in both Delaware and North Carolina in the event a corporation desires to provide for indemnification that is broader than otherwise provided under the statutory approach. The North Carolina Business Corporation Act permits a corporation to agree to indemnify any directors, officers, employees or agents against liability arising out of their status as such or their activities in any of the foregoing capacities, provided that any actions resulting in such liability were not known or believed to be clearly in conflict with the best interests of the corporation. The Delaware General Corporation Law also permits a corporation to provide for indemnification in excess of that provided by statute.

Both Delaware and North Carolina require indemnification of directors and officers in certain circumstances. Pursuant to Delaware law, a corporation must indemnify a director or officer to the extent he or she is successful on the merits or otherwise in defense of any action, suit or proceeding, including derivative actions brought against such individual or in defense of any claim, issue or matter asserted in any such proceeding. Similarly, under the North Carolina Business Corporation Act, unless the articles of incorporation otherwise provide, a corporation must indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Under the North Carolina Business Corporation Act, unless prohibited by the articles of incorporation, a director or officer may also obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification. The NC Articles do not prohibit indemnification of a director or officer in connection with such director or officer’s success on the merits of a proceeding or successful petition for court-ordered indemnification.

Both Delaware and North Carolina permit the advancement of funds to directors or officers in connection with the defense of an action, provided that such director or officer undertakes to repay any advanced funds if indemnification is ultimately determined not to be permissible. Further, the laws of both states authorize a corporation to purchase insurance for the benefit of its directors, officers, employees and agents regardless of whether the corporation would have the power to indemnify against the liability covered by the policy.

Both the DE Bylaws and the NC Bylaws generally require Pike (Delaware) and Pike (North Carolina), respectively, to indemnify their directors and officers against liability and expenses arising out of such person’s relationship to the corporation, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that in the event of an action against such director of officer by or in the right of the corporation, such person shall only be entitled to indemnification against expenses incurred, and provided further that if the person has been adjudged liable to the corporation, such expenses shall only be indemnified if determined to be fair and reasonable by an applicable court. Further, both the DE Bylaws and the NC Bylaws exclude from the scope of indemnification proceedings that are initiated by such directors or officers unless such proceedings were authorized by the Board, proceedings involving an employment or similar agreement with the director or officer and proceedings to recover profits from such directors or officers for certain violations of the Exchange Act. The DE Bylaws and the NC Bylaws also require Pike (Delaware) and Pike (North Carolina), respectively, to advance certain expenses to the respective corporation’s directors and officers. Additionally, the directors of Pike (Delaware) and Pike (North Carolina) are, and after the reincorporation would be, parties to indemnification agreements pursuant to which the respective corporations agree to indemnify the directors against substantially similar liabilities.

State Statutes Limiting Certain Business Combinations

Both Delaware and North Carolina, like many other states, have adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult.

Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is generally prohibited from engaging in a business combination with a stockholder who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation for a period of three years following the time that the stockholder reached such ownership threshold, unless the business combination receives certain approvals from the corporation’s board of director or stockholders or the stockholder owned at least 85% of the outstanding voting stock at the time the stockholder crossed the 15% threshold. Pike (Delaware) opted out of Section 203 of the Delaware General Corporation Law when it was incorporated and has never been subject to its provisions.

North Carolina has two primary anti-takeover statutes, the Shareholder Protection Act and the Control Share Acquisition Act. Under the Shareholder Protection Act, a shareholder who beneficially owns, directly or indirectly, 20% or more of the voting shares of the corporation is generally prohibited from engaging in a business combination with the corporation absent the satisfaction of certain “fair price” provisions or the affirmative vote of 95% of the voting shares of the corporation. Under the Control Share Acquisition Act, a shareholder who acquires “control shares” generally loses the right to vote those shares unless voting rights are restored by a vote of the shareholders. Pike (North Carolina) has opted out of the Shareholder Protection Act and the Control Share Acquisition Act, as permitted by North Carolina law. As such, Pike (North Carolina) is not subject to any of the anti-takeover effects of such statutes.

Size of Board of Directors

The DE Certificate and the DE Bylaws and the NC Articles and the NC Bylaws provide that the number of directors shall be fixed by the Board.

Removal of Directors

The stockholders of Pike (Delaware) have, and the shareholders of Pike (North Carolina) would have, the right to remove directors with or without cause. Under Delaware law, a director may be removed by the vote of a majority of shares entitled to vote at an election of directors. Under North Carolina law, a director may be removed if the number of votes cast by shareholders to remove the director exceeds the number of votes cast not to remove the director.

Special Meetings of Stockholders

Both the DE Bylaws and the NC Bylaws authorize the Chairman of the Board or the Board to call special meetings of stockholders. However, while the DE Bylaws do not authorize stockholders to call special meetings of the stockholders, the NC Bylaws provide that special meetings of shareholders may be called by shareholders holding at least 66 2/3% of the outstanding shares entitled to vote thereat.

Stockholder Vote Required to Approve Ordinary Matters

With respect to Pike (Delaware), in matters other than the election of directors or where a different voting standard is imposed by law or by the DE Certificate or the DE Bylaws, matters are approved by a majority of the votes cast by stockholders entitled to vote who are present in person or represented by proxy. Pike (Delaware) treats abstentions as votes “against” a matter. With respect to Pike (North Carolina), in matters other than the election of directors or where a different voting standard is imposed by law, the NC Articles or the NC Bylaws, matters are approved if the number of votes cast “for” a matter exceeds the number cast “against” such matter. As such, abstentions are ignored.

Amendments to the DE Certificate and the NC Articles

Under both Delaware and North Carolina law, directors are generally required to approve any amendments to a corporation’s certificate of incorporation or articles of incorporation, respectively, and submit the amendments to stockholders for approval. The stockholder approval required to amend the DE Certificate is a majority of voting power of Pike (Delaware). The shareholder approval required to amend the NC Articles is a majority of the votes cast at a shareholder meeting, meaning that the number of votes cast “for” an amendment must exceed the number cast “against” such amendment, and abstentions are ignored.

Both Delaware and North Carolina permit an exception to the requirement of stockholder approval in order to permit the board of directors to remove certain information that is no longer relevant to the current operations of the corporation, and North Carolina law also expressly authorizes the board of directors to make certain other limited amendments, such as the creation of a series of shares pursuant to authority granted in the articles of incorporation. The DE Certificate and the NC Articles both permit the Board to create a series of the authorized preferred stock or preferred shares, respectively.

Amendments to the DE Bylaws and the NC Bylaws

Pursuant to the DE Certificate and the DE Bylaws, the Board and the holders of outstanding shares representing a majority of the voting power of Pike (Delaware) may amend the DE Bylaws. Pursuant to the NC Articles and the NC Bylaws, the NC Bylaws may be amended by the Board and by the vote of a majority of the votes cast at a shareholder meeting, meaning that the number of votes cast “for” an amendment must exceed the number cast “against” such amendment, and abstentions are ignored.

Approval Requirements Applicable to Certain Transactions

The Delaware General Corporation Law and the North Carolina Business Corporation Act are substantially similar in terms of when stockholder approval is required for a corporation to undertake various types of acquisition transactions. Both states generally require that a majority of the outstanding shares of both the acquiring and target corporations entitled to vote approve a statutory merger. Additionally, both states generally require that a dissolution of a corporation or a sale of all or substantially all of its assets be approved by a majority of the corporation’s outstanding shares entitled to vote.

The Delaware General Corporation Law does not require a stockholder vote of the surviving corporation in a merger where the surviving corporation’s certificate of incorporation is not amended, each share of outstanding stock of the surviving corporation prior to the merger will be an identical outstanding share after the merger, and either no stock of the surviving corporation will be issued or the number of shares to be issued does not exceed 20% of the shares of the surviving corporation outstanding prior to the merger.

The North Carolina Business Corporation Act contains a similar exception to its voting requirement for the surviving corporation in a merger (unless otherwise provided in the corporation’s articles of incorporation) if each of the following requirements is satisfied:

•	the articles of incorporation will not be changed, except for amendments permitted to be adopted by the board of directors without shareholder approval;

•	each shareholder who was a shareholder before the effective date of the transaction will hold the same shares, with identical preferences, limitations and relative rights, after the transaction;

•

the number of voting shares outstanding after the merger plus the number of voting shares issuable as a result of the merger will not exceed by more than 20% the number of voting shares of the surviving corporation outstanding prior to the merger; and

•

the number of participating shares outstanding after the merger plus the number of participating shares issuable as a result of the merger will not exceed by more than 20% the number of participating shares of the surviving corporation outstanding prior to the merger.

Under both Delaware and North Carolina law, a 90%-owned subsidiary may be merged into its parent corporation without the approval of stockholders of either corporation.

Class Voting

The Delaware General Corporation Law requires voting by separate classes only with respect to amendments to the certificate of incorporation which adversely affect the holders of such classes or which increase or decrease the aggregate number of authorized shares or the par value of the shares of any such classes, and as otherwise provided in the certificate of incorporation. Under the North Carolina Business Corporation Act, holders of a particular class of shares are entitled to vote as a separate class if the rights of such class are affected by mergers, consolidations or amendments to the articles of incorporation, and as otherwise provided in the articles of incorporation.

Appraisal and Dissenters’ Rights

Under both Delaware and North Carolina law, a stockholder of a corporation participating in certain major corporate transactions may, in various circumstances, be entitled to the right of appraisal, by which the stockholder may demand to receive cash in the amount of the fair market value of shares held in lieu of the consideration that would otherwise be received as a result of the transaction.

Both states also limit the availability of appraisal in similar circumstances where the corporation’s shares are publicly traded. Pursuant to the Delaware General Corporation Law, appraisal is not available with respect to shares that are listed on a national securities exchange or that are held by at least 2,000 stockholders. However, Delaware’s “market out” exception to appraisal does not apply if the shares would be exchanged for anything other than shares of the surviving corporation, shares of any other corporation that would satisfy the exception’s listing or liquidity standards, cash in lieu of fractional shares or any combination of the preceding forms of consideration.

Pursuant to the North Carolina Business Corporation Act, appraisal is not available with respect to shares that are listed on a national securities exchange or that are held by at least 2,000 shareholders, have a market value of at least $20 million and are traded in an organized market. However, this “market out” exception to appraisal does not apply if the shares would be exchanged for anything other than cash or shares that would satisfy the exception’s listing or liquidity standards or if the transaction is an “interested transaction.”

Dividends and Repurchases

Under the Delaware General Corporation Law, a corporation may generally declare and pay a dividend or redeem or repurchase its shares out of its capital surplus, which consists of the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuance of common stock. A Delaware corporation may also declare and pay a dividend out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Under the North Carolina Business Corporation Act, a corporation may not pay a dividend or repurchase shares if the corporation would not be able to pay its debts as they come due in the ordinary course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be necessary to satisfy the preferential rights of other shareholders.

Stockholder Inspection of Books and Records

Although Delaware and North Carolina law provide broadly similar rights to stockholders to inspect a corporation’s records, there are certain differences between the respective provisions. For example, unlike Delaware, North Carolina law generally only permits inspection and copying of records by shareholders who have been shareholders for at least the preceding six months or who hold at least 5% of the corporation’s outstanding shares. However, while North Carolina law grants such shareholders an absolute right to inspect and copy certain fundamental corporate records, Delaware law requires stockholders to establish a proper purpose in order to exercise their statutory right to access a corporation’s records.

Certain U.S. Federal Income Tax Consequences of the Reincorporation

The following discussion is a summary of certain anticipated U.S. federal income tax consequences of the reincorporation to holders of common stock. This summary addresses only those stockholders of the Company who hold their common stock as a capital asset. This discussion does not address the U.S. federal income tax consequences of the reincorporation to holders of common stock subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Tax Code”), such as dealers in securities or those holders who acquired their common stock in connection with employment or other performance of services. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation. Furthermore, the discussion below is based upon the provisions of the Tax Code, and regulations, rulings and judicial decisions thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. The

Company has not sought, and will not seek, any rulings from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences of the reincorporation under the Tax Code. There can be no assurance that the IRS or a court will not take positions concerning the tax consequences of the reincorporation that are different from those discussed below.

EACH STOCKHOLDER OF PIKE (DELAWARE) SHOULD CONSULT SUCH STOCKHOLDER’S OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THE STOCKHOLDER’S PARTICULAR SITUATION AND THE CONSEQUENCES OF STATE, LOCAL AND FOREIGN LAWS AND TAX TREATIES.

Pike (Delaware) intends that the reincorporation be treated as a reorganization pursuant to Section 368(a) of the Tax Code. Subject to the limitations, qualifications and exceptions described herein, and assuming the reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Tax Code, the U.S. federal income tax consequences of the reincorporation will be as follows:

•	holders of common stock of Pike (Delaware) will not recognize any gain or loss as a result of the merger of Pike (Delaware) into Pike (North Carolina);

•

each holder’s tax basis in a common share of Pike (North Carolina) will be the same as the holder’s tax basis in the corresponding share of common stock of Pike (Delaware) held by the holder immediately prior to the effective time of the merger;

•	each holder’s holding period for a common share of Pike (North Carolina) will include the period during which the holder held the corresponding share of common stock of Pike (Delaware); and

•

neither Pike (Delaware) nor Pike (North Carolina) will recognize any gain, loss or income as a result of the merger, and Pike (North Carolina) will succeed, without adjustment, to the tax attributes of Pike (Delaware).

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE REINCORPORATION.

Required Vote

The affirmative vote of a majority of the outstanding shares of common stock of Pike (Delaware) entitled to vote thereon is required to approve the Reincorporation Proposal. Because the Reincorporation Proposal must be approved by a majority of the outstanding shares of common stock, abstentions and broker non-votes will have the effect of a vote “AGAINST” the Reincorporation Proposal. A vote “FOR” the Reincorporation Proposal will constitute approval and adoption of the NC Articles attached to this Proxy Statement as Appendix A, the NC Bylaws attached to this Proxy Statement as Appendix B, the Merger Agreement attached to this Proxy Statement as Appendix C and the transactions contemplated by the Merger Agreement.

The Board unanimously recommends a vote “FOR” reincorporation of the Company into North Carolina.

Proposal 3:  Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014. Pike is presenting this appointment to its stockholders for ratification at the Annual Meeting.

Ernst & Young LLP audited Pike’s consolidated financial statements and internal control over financial reporting for fiscal year 2013. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm is not required. Pike is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Ernst & Young LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Approval of the ratification of the appointment of Ernst & Young LLP as Pike’s independent registered public accounting firm for fiscal year 2014 requires the affirmative vote of a majority of the total votes of all shares of Pike common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3.

Abstentions will be counted as votes present or represented and entitled to vote on the proposal and will have the same effect as a vote against the proposal. Broker non-votes, if any, will not be considered entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

The Board unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2014.

Fees Paid to Ernst & Young LLP

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of Pike’s consolidated financial statements for the fiscal years ended June 30, 2013 and June 30, 2012 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	FY 2013	FY 2012
Audit Fees (1)	$1,705,500	$1,030,000
Audit-Related Fees	—	—
Tax Fees (2)	483,520	283,000
All Other Fees	—	—

Total	$2,189,020	$1,313,000

(1)

Audit fees consist of fees for the audit of annual financial statements and quarterly reviews. These fees also include fees billed for professional services rendered for the audit of management’s assessment of the effectiveness of internal control over financial reporting.

(2)	Tax fees principally consist of fees for tax compliance and tax advice, planning and consultations.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal year 2013 were approved by the Audit Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has delegated pre-approval authority to its chairperson when necessary due to timing considerations. Any services approved by such chairperson must be reported to the full Audit Committee at its next scheduled meeting.

Additional Information

2013 Annual Report to Stockholders

This Proxy Statement is accompanied by the Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and these materials are also available at www.proxyvote.com and Pike’s website, www.pike.com. The Annual Report, which contains the audited consolidated financial statements and other information about Pike, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Householding

The SEC rules and Delaware law permit Pike to mail one annual report and proxy statement in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. Pike households all annual reports and proxy statements mailed to stockholders, unless stockholders have notified the Company of their desire to receive multiple copies of annual reports or proxy statements.

Pike will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 to any stockholder residing at an address to which only a single copy was mailed. If you choose not to household or if you choose to continue householding but would like to receive an additional copy of this Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for members of your household, you may contact the Secretary at: Pike Electric Corporation c/o Corporate Secretary, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030, or by calling 1-800-997-7718.

If you would like to household in the future and are currently receiving multiple copies of the annual report or proxy statement, you may contact Pike’s Secretary at the address and phone number above to request that only a single copy of the annual report or proxy statement be mailed in the future.

Appendix A

PIKE CORPORATION

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

ARTICLE I

The name of the corporation is “Pike Corporation” (hereinafter referred to as the “Corporation”).

ARTICLE II

The street address and county of the registered office of the Corporation in the State of North Carolina is 327 Hillsborough Street, Raleigh, Wake County, North Carolina 27603, and the name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The street address and county of the principal office of the Corporation is 100 Pike Way, Mount Airy, Surry County, North Carolina 27030.

ARTICLE IV

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the North Carolina Business Corporation Act, as amended (the “NCBCA”).

ARTICLE V

Section 5.01      The Corporation shall have authority to issue two hundred million (200,000,000) shares, consisting of (a) one hundred million (100,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and (b) one hundred million (100,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Section 5.02      All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same preferences, limitations and relative rights. On all matters to be voted on by the Corporation’s shareholders, each holder of record of shares of Common Stock will be entitled to one vote per share so held; provided, however, that, except as otherwise required by law, holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to these Amended and Restated Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Amended and Restated Articles of Incorporation or pursuant to the NCBCA.

When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities of the Corporation, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by each such holder.

Section 5.03      The Preferred Stock may be issued from time to time in one or more series, the shares of each such series to have such designations, preferences, relative rights and powers, including voting powers (or qualifications, limitations or restrictions thereof) as are stated in the amendment or amendments to these Amended and Restated Articles of Incorporation providing for the issuance of such series adopted by the Board of Directors of the Corporation. Authority is expressly granted to the Board of Directors, subject to the provisions hereof and to any limitations provided under the NCBCA, to authorize the issuance of one or more series within the class of Preferred Stock, and with respect to each such series to determine and fix by amendment or amendments to these Amended and Restated Articles of Incorporation the designations, preferences, relative rights and powers, including voting powers, full or limited, or no voting power, of such shares, or the qualifications, limitations or restrictions of such shares. This paragraph is intended to afford to the Board of Directors the maximum authority permitted under Section 55-6-02 of the NCBCA.

ARTICLE VI

Section 6.01      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed by or pursuant to the provisions of Article V of these Amended and Restated Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to the provisions of these Amended and Restated Articles of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be elected by the shareholders entitled to vote thereon at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until each of their successors shall have been elected and qualified. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 6.02      Except as otherwise provided for or fixed by or pursuant to the provisions of Article V of these Amended and Restated Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 6.03      There shall be no limitation on the qualifications of any person to be a director or on the ability of any director to vote on any matter brought before the Board of Directors, except as required by applicable law.

ARTICLE VII

Section 7.01      Shareholders of the Corporation may not take action by written consent in lieu of a meeting.

Section 7.02      Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation may be effected at a duly called annual or special meeting of shareholders of the Corporation.

ARTICLE VIII

Section 8.01      In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend, alter, change and repeal the Bylaws of the Corporation, including any bylaw adopted, altered or amended by shareholders. Except as otherwise provided by law, any amendment, alteration, change, addition or repeal of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation by the shareholders of the Corporation shall require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon who are present in person or represented by proxy. For purposes of this Section, “a majority of the votes cast” means that the number of votes cast “for” such amendment, alteration, change, addition or repeal must exceed the number of votes cast “against” such amendment, alteration, change, addition or repeal.

Section 8.02      Except as set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.

ARTICLE IX

The Corporation shall be entitled to treat the person in whose name any shares are registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as required by applicable law.

ARTICLE X

Meetings of shareholders may be held within or without the State of North Carolina, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) inside or outside the State of North Carolina at such place as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XI

The shareholders of the Corporation shall have no right to cumulate their votes for the election of directors.

ARTICLE XII

The provisions of Article 9 and Article 9A of the NCBCA shall not apply to the Corporation.

ARTICLE XIII

Section 13.01      No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of any duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the Corporation, (ii) any liability under Section 55-8-33 of the NCBCA or any successor provision, or (iii) any transaction from which such director derived an improper personal benefit. For purposes of this Section, the term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his or her services as a director, officer, employee, independent contractor, attorney or consultant of the Corporation.

Section 13.02     Notwithstanding Section 13.01, in the event that the NCBCA is amended or enacted to permit further limitation or elimination of the personal liability of directors, the personal liability of the Corporation’s directors shall be limited or eliminated to the fullest extent permitted by applicable law.

Section 13.03     This Article XIII shall not affect any provision permitted under the NCBCA in the articles of incorporation, bylaws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. No amendment or repeal of this Article XIII shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

*            *            *

Appendix B

AMENDED AND RESTATED

BYLAWS OF

PIKE CORPORATION

ARTICLE I

MEETINGS OF SHAREHOLDERS

SECTION 1.01.  Annual Meetings.  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date, at such time and place, within or outside the State of North Carolina, as may be designated by the Board of Directors of the Corporation (the “Board”).

SECTION 1.02.  Special Meetings.  Except as otherwise required by law and subject to the rights of the holders of any series of the Corporation’s preferred stock (“Preferred Stock”), a special meeting of the shareholders of the Corporation may be called at any time (i) by a majority of the members of the Board, (ii) by the Chairman of the Board or (iii) by the holders of at least sixty-six and two/thirds percent (66 2/3%) of the shares of the Corporation’s common stock (“Common Stock”) then outstanding. Any special meeting of the shareholders shall be held on such date, at such time and at such place within or outside the State of North Carolina as the Corporation may designate. Notice of every special meeting of the shareholders of the Corporation shall state the purpose or purposes of such meeting. No business may be transacted and no corporate action may be taken at a special meeting other than business within the purpose or purposes stated in the notice of the meeting unless all of the shareholders are present in person or by proxy.

SECTION 1.03.  Place of Meetings.  The meetings of the shareholders shall be held at such time and place, either within or without the State of North Carolina, as shall from time to time be fixed by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 55-7-08 of the North Carolina Business Corporation Act (the “NCBCA”) (or any successor provision thereto). Any previously scheduled meeting of the shareholders may be postponed by action of the Board taken prior to the time previously scheduled for such meeting of shareholders.

SECTION 1.04.  Notice of Meetings.  Except as otherwise provided by law or by the Articles of Incorporation of the Corporation (the “Articles”), notice of each meeting of the shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such shareholder, or who shall waive notice thereof as provided in Article VI of these Bylaws.

SECTION 1.05.  Quorum.  The holders of a majority of the votes entitled to be cast, present in person or represented by proxy, at a meeting of shareholders shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law or the Articles; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the shareholders of a particular class or series shall constitute a quorum of such class or series. Once a share is represented for any purpose at a meeting of shareholders, it is deemed present for quorum purposes for the remainder of such meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

SECTION 1.06.  Adjournments.  The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), or if the adjournment is for more than 45 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 1.07.  Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made: (1) by or at the direction of the chairman of the meeting; (2) pursuant to the notice of meeting (or any supplement thereto) delivered pursuant to Section 1.04; or (3) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 1.07, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.07.

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of Section 1.07(a)(i), the shareholder must have given timely notice thereof in proper written form to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the

90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(1) as to the shareholder giving the notice and any Shareholder Associated Person (hereinafter defined), (A) the name and address of such shareholder and any Shareholder Associated Person, as they appear on the Corporation’s books, (B)(i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such shareholder or Shareholder Associated Person, (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or Shareholder Associated Person, and any other direct or indirect opportunity of such shareholder or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or Shareholder Associated Person has a right to vote any shares of any security of the Corporation, (iv) any short interest of such shareholder or Shareholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (C) a representation that the shareholder or Shareholder Associated Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the shareholder, the beneficial owner or any Shareholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(2) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) the name, age, business address and, if known, residence address of such person; (B) the background and qualification of such person, including without limitation, the principal occupation or employment of such person; (C) the class and number of shares of any capital stock of the Corporation which are beneficially owned by such person; (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to (i) being named in the proxy statement as a nominee, (ii) serving as a director if elected and (iii) providing information that the Board requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines; and (E) a written and signed statement that such person (i) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed in the notice required by this Section 1.07, and (iii) in such person’s individual capacity and on behalf of any person, entity or group on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(3) as to any other business that the shareholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles or these Bylaws, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and (D) any material interest of such shareholder or any Shareholder Associated Person in such business, including a description of all agreements, arrangements and understandings between or among any of the shareholder, any Shareholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business.

(iii) The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iv) If any of the facts set forth in the notice provided pursuant to Section 1.07(a)(ii) changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the shareholder must deliver to the Secretary, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal executive offices by the earlier of (1) the close of business within five calendar days of the event giving rise to such change, or (2) the commencement of such annual meeting, a supplemental notice providing such revised information.

(v) If a shareholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(b) Special Meetings of Shareholders.

(i) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting under Section 1.04. If directors are to be elected at a special meeting of shareholders pursuant to the notice of meeting, nominations of persons for election to the Board at such meeting may be made (A) by or at the direction of the Board, or (B) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.07, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

(ii) In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board, any shareholder may, pursuant to clause (b)(i) above, nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder shall have delivered notice containing the information specified in paragraph (a)(ii) of this Section 1.07 to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) Miscellaneous.

(i) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Articles or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.07 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii) The term “public announcement” means disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) The term “Shareholder Associated Person” means, with respect to a shareholder, (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, including interests held by members of such shareholder’s immediate family sharing the same household, and (3) any person controlling, controlled by or under common control with such shareholder.

(iv) The requirements of this Section 1.07 are separate from and in addition to the requirements of the Exchange Act. A shareholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, including applicable to a shareholder who seeks to have any proposal included in the Corporation’s proxy statement.

SECTION 1.08.  Organization.  At each meeting of the shareholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the President or, in the absence of the Chairman of the Board and the President, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

The Secretary shall act as secretary of all meetings of the shareholders; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Secretary or other officer who has charge of the stock ledger shall prepare and make available for inspection by any shareholder, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in such shareholder’s name. Such list shall be produced and kept available at the times and places required by law.

SECTION 1.09.  Voting.  Except as otherwise provided by law or by the Articles, each shareholder of record of any series of Preferred Stock shall be entitled at each meeting of shareholders to such number of votes, if any, for each share of such stock, as may be fixed in the Articles or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each shareholder of record of Common Stock shall be entitled at each meeting of shareholders to one vote for each share of such stock, in each case, registered in such shareholder’s name on the books of the Corporation:

(a) on the date fixed pursuant to Section 5.06 of these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each shareholder entitled to vote at any meeting of shareholders may authorize one or more persons to act for such shareholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a different period.

At each meeting of the shareholders, all corporate actions to be taken by vote of the shareholders (except as otherwise required by law and except as otherwise provided for or fixed by or pursuant to the Articles or these Bylaws) shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the shareholders of such class or series who are present in person or represented by proxy shall be the act of such class or series, unless the vote of a greater number is required by the NCBCA, the Articles or any provision of these Bylaws that have been approved by the shareholders of the Corporation. For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” such action must exceed the number of votes cast “against” such action.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.

SECTION 1.10.  Inspectors.  The Board shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting of shareholders and make a written report thereof. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be shareholders. No director or nominee for the office of director shall be appointed such inspector.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.01.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Articles. If any such provision is made in the Articles, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles.

SECTION 2.02.  Number and Election.  Except as otherwise provided for or fixed by or pursuant to the provisions of Article V of the Articles relating to the rights of the holders of any series of Preferred Stock, the number of directors shall be established from time to time by the Board. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Except as otherwise provided by applicable law or the Articles, each director of the Corporation shall be elected by a majority of the votes cast by the shareholders entitled to vote in the election at a meeting at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected in which case each director shall be elected by a vote of the plurality of the shares entitled to vote in the election at such meeting. In the event that a nominee does not receive a majority of the votes cast with respect to such nominee in an election where the number of nominees equals the number of directors to be elected, such nominee shall promptly tender his or her resignation to the Board for consideration. In such an event, the Board may decrease the number of directors on the Board, fill any vacancy, refuse to accept such resignation or take other appropriate action. For purposes of this Section, “a majority of the votes cast” means that the number of votes cast “for” such nominee must exceed the number of votes cast “against” such nominee.

SECTION 2.03.  Quorum and Manner of Acting.  Except as otherwise provided by law, the Articles or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.

SECTION 2.04.  Place of Meeting.  Subject to Sections 2.05 and 2.06, the Board may hold its meetings at such place or places within or without the State of North Carolina as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 2.05.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.

SECTION 2.06.  Notice of Meetings.  Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

SECTION 2.07.  Rules and Regulations.  The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Articles or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 2.08.  Participation in Meeting by Means of Communications Equipment.  Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 2.09.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.10.  Resignations.  Any director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 2.11.  Vacancies; Removal.  Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, removal or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of directors and until their successors are duly elected and qualified, or until their earlier resignation or removal. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director named by the Board to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal.

SECTION 2.12.  Compensation.  Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 2.12 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

SECTION 2.13.  Establishment of Committees of the Board of Directors.  The Board may from time to time by resolution create committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules or procedure, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

ARTICLE III

OFFICERS

SECTION 3.01.  Number; Term of Office; Salary.  The officers of the Corporation shall be elected from time to time by the Board and shall consist of a Chief Executive Officer (who shall be either the Chairman of the Board or the President, as provided in these Bylaws), a President, a Treasurer, a Secretary and a Controller. In addition, the Board may elect a Chairman of the Board, a Chief Operating

Officer, one or more Vice Presidents (including Assistant, Executive and Senior Vice Presidents) and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these Bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The salaries of the officers shall be fixed from time to time in the manner prescribed by the Board.

SECTION 3.02.  Removal.  Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of the Chairman of the Board, by the Chief Executive Officer.

SECTION 3.03.  Resignation.  Any officer may resign at any time by giving notice to the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04.  Chief Executive Officer.  If there is a Chairman of the Board and the Board designates the Chairman of the Board as the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer of the Corporation. Otherwise, the President shall be the Chief Executive Officer of the Corporation. Subject to the direction and control of the Board, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board or as are provided for elsewhere in these Bylaws. The title of the Chairman of the Board or President, as the case may be, serving as the Chief Executive Officer may, but need not, also refer to his or her position as Chief Executive Officer.

SECTION 3.05.  Chairman of the Board.  The Board may, but need not, appoint from among its members an officer designated as the Chairman of the Board. If there is appointed a Chairman of the Board and such Chairman of the Board is also designated by the Board to be the Chief Executive Officer, then the Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and shall also, when present, preside over meetings of the shareholders and the Board. If there is a Chairman of the Board but such Chairman of the Board is not also designated as the Chief Executive Officer, then the Chairman of the Board shall, when present, preside over meetings of the Board and shall have such other duties and authority as may be prescribed from time to time by the Board or as are provided for elsewhere in these Bylaws. The designation of and any reference to the Chairman of the Board may be shortened to “the Chairman,” and all references to either “the Chairman of the Board” or “the Chairman” of the Corporation shall mean the Chairman of the Board described in this Section 3.05.

SECTION 3.06.  Chief Operating Officer.  If there is appointed a Chairman of the Board who is also the Chief Executive Officer but who is not the President, then the President shall be the Chief Operating Officer. If the President is the Chief Executive Officer, then the President shall also have the duties and authority of the Chief Operating Officer unless the Board shall designate some other officer of the Corporation as the Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and the Board, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board, and, in the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer. The title of the President or other officer serving as the Chief Operating Officer may, but need not, also refer to his or her position as Chief Operating Officer.

SECTION 3.07.  President.  Unless the Chairman of the Board is also designated the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive Officer, then the President shall be the Chief Operating Officer and shall have all of the duties and authority of that office. If the President shall be the Chief Executive Officer and no other officer shall have been designated by the Board as the Chief Operating Officer, then the President shall also have all of the duties and authority of the Chief Operating Officer. The President shall also have such other duties and authority as may be prescribed from time to time by the Board.

SECTION 3.08.  Vice Presidents.  Each Vice President shall perform such duties and have such powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer, the Chief Operating Officer or the Board. In addition, each Vice President shall have the authority, on behalf of the Corporation, to execute documents and take other actions (a) that have been approved by the Board, by either specific or general authorization, or (b) that otherwise are executed or taken in the ordinary course of the Corporation’s business and are within the general powers normally incident to such Vice President’s office or prescribed for such Vice President by the Chief Executive Officer, the Chief Operating Officer or the Board. The Board may designate a particular Vice President or particular Vice Presidents to have the authority and perform the duties of the President in the absence or disability of the President (including the duties and authority of the President as either Chief Executive Officer or Chief Operating Officer or both, if the President serves as such).

SECTION 3.09.  Treasurer.  The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board; shall keep, or cause to be kept, full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and shall generally have charge over the Corporation’s accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board.

SECTION 3.10.  Controller.  The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board.

SECTION 3.11.  Secretary.  The Secretary shall have the responsibility and authority to maintain and authenticate the records of the Corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders, directors and Committees; shall give, or cause to be given, all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, all records of shareholders as are required by applicable law or these Bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board.

SECTION 3.12.  Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer or the Board.

ARTICLE IV

INDEMNIFICATION

SECTION 4.01.  Indemnification of Directors and Officers in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Sections 4.03 and 4.11, the Corporation shall indemnify any person who serves or has served as a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was such a director or officer, or is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 4.02.  Indemnification of Directors and Officers in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Sections 4.03 and 4.11, the Corporation shall indemnify any person who serves or has served as a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was such a director or officer, or is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 4.03.  Authorization of Indemnification.  Any indemnification under this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 4.01 or Section 4.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the shareholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 4.01 or Section 4.02 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4.04.  Good Faith Defined.  For purposes of any determination under Section 4.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 4.01 or Section 4.02, as the case may be.

SECTION 4.05.  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 4.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Superior Court in the State of North Carolina for indemnification to the extent otherwise permissible under Section 4.01 or Section 4.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 4.01 or Section 4.02. Neither a contrary determination in the specific case under Section 4.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 4.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 4.06.  Expenses Payable in Advance.  Subject to Section 4.11, expenses (including attorneys’ fees) actually and reasonably incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding with respect to which indemnification may be provided under Section 4.01 or Section 4.02 above shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such expenses (including attorneys’ fees) incurred by former directors or officers may be so paid upon such terms and conditions, if any, as the Board deems appropriate, consistent with its obligation to promptly pay all such expenses actually and reasonably incurred.

SECTION 4.07.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses are or at any time may be entitled under the NCBCA, the Articles, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 4.01 and Section 4.02 shall be made to the fullest extent permitted by law. The provisions of this Article IV shall not be deemed to preclude the indemnification of any person who is not specified in Section 4.01 or Section 4.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the NCBCA, or otherwise.

SECTION 4.08.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IV.

SECTION 4.09.  Certain Definitions.  For purposes of this Article IV, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agent so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IV.

SECTION 4.10.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Accordingly, unless the context otherwise requires, all references in this Article IV to a director or officer shall also include a former director or officer.

SECTION 4.11.  Limitation on Indemnification and Advancement of Expenses.  Notwithstanding anything contained in this Article IV to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4.05), the Corporation shall not be obligated under this Article IV to indemnify, or advance expenses to, any person in connection with (a) a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board, (b) proceedings or claims involving the enforcement of any employment, severance, non-competition, compensation, or other plan or agreement with or of the Corporation or any of its affiliates to which such person may be a party, or of which such person may be a beneficiary, or (c) any proceeding with respect to which final judgment is rendered against such person for payment or an accounting of profits arising from the purchase or sale by such person of securities in violation of Section 16(b) of the Exchange Act, any similar successor statute, or similar provisions of state statutory law or common law. The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the NCBCA (or any successor provision(s) thereto).

SECTION 4.12.  No Retroactive Repeal or Modification.  The right of any director or officer to indemnification and advancement of expenses under this Article in provided as a contract right in consideration of and as an inducement for such director’s or officer’s service as such, and shall fully vest at the time such officer or director first assumes his or her position with the Corporation. Any repeal or modification of the foregoing provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

ARTICLE V

CAPITAL STOCK

SECTION 5.01.  Certificates for Shares.  The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or

any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of its issue.

The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 5.02.  Transfer of Shares.  Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its shareholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 5.03.  Registered Shareholders and Addresses of Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of North Carolina.

Each shareholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any shareholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

SECTION 5.04.  Lost, Destroyed and Mutilated Certificates.  The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.05.  Regulations.  The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 5.06.  Fixing Date for Determination of Shareholders of Record.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no record date is fixed, the record date for determining shareholders (i) entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the first notice of the meeting is delivered to shareholders, (ii) entitled to a distribution or share dividend shall be the date the Board authorizes the distribution or share dividend or (iii) for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 5.07.  Transfer Agents and Registrars.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.  Seal.  The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 6.02.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution by the Board.

SECTION 6.03.  Waiver of Notice.  Whenever any notice whatsoever is required to be given by these Bylaws, by the Articles or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

SECTION 6.04.  Amendments.  These Bylaws and any amendment thereof may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, (a) at any annual or properly called special meeting of shareholders (or any adjournment thereof), or (b) at any meeting of the Board by the affirmative vote of not less than a majority of the Whole Board if notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws is included in the notice of such meeting or waiver thereof. The provisions of this Section 6.04 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Articles or these Bylaws.

SECTION 6.05.  Execution of Documents.  The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted may be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 6.05, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 6.06.  Checks.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined (a) by resolution of the Board or of any committee thereof or (b) by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or by any such committee thereof, or by these Bylaws.

SECTION 6.07.  Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. In the absence of a contrary delegation under this Section 6.07, the Chairman, the President or any Vice President designated by the Chairman or the President shall have such authority.

SECTION 6.08.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the requirements of the NCBCA and the Articles, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

SECTION 6.09.  Subject to Law and Articles.  All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Articles and applicable law.

*        *        *

Appendix C

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”), dated as of September 16, 2013, is made and entered into by and between PIKE ELECTRIC CORPORATION, a Delaware corporation (“Pike (Delaware)”), and PIKE CORPORATION, a North Carolina corporation (“Pike (North Carolina)”). Pike (Delaware) and Pike (North Carolina) are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, Pike (Delaware) is the sole shareholder of Pike (North Carolina); and

WHEREAS, Pike (Delaware), as the sole shareholder of Pike (North Carolina), desires to effect a merger of Pike (Delaware) with and into Pike (North Carolina) pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the North Carolina Business Corporation Act (the “NCBCA”); and

WHEREAS, the respective Boards of Directors of Pike (Delaware) and Pike (North Carolina) have determined that it is advisable and in the best interest of each of such corporations, the stockholders of Pike (Delaware) and the sole shareholder of Pike (North Carolina) that Pike (Delaware) merge with and into Pike (North Carolina) upon the terms and subject to the conditions set forth in this Merger Agreement; and

WHEREAS, the Board of Directors of Pike (Delaware) has, by resolution duly adopted, approved this Merger Agreement and directed that this Merger Agreement be executed by the undersigned officer and that this Merger Agreement be submitted to the stockholders of Pike (Delaware) for their consideration and adoption; and

WHEREAS, the Board of Directors of Pike (North Carolina) has, by resolution duly adopted, approved this Merger Agreement and directed that this Merger Agreement be executed by the undersigned officer and that this Merger Agreement be submitted to the sole shareholder of Pike (North Carolina) for its consideration and adoption; and

WHEREAS, Pike (Delaware), in its capacity as the sole shareholder of Pike (North Carolina), has adopted this Merger Agreement; and

WHEREAS, it is the express intention of the Constituent Corporations that: (i) this Merger Agreement, and the adoption of resolutions by the appropriate persons on behalf of each of the Constituent Corporations authorizing and approving the merger of Pike (Delaware) with and into Pike (North Carolina), constitute a plan of reorganization for purposes of Sections 368(a), 354(a) and 361(a) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), and corresponding provisions of applicable state laws (and successor provisions); and (ii) the merger of Pike (Delaware) with and into Pike (North Carolina) pursuant to this Merger Agreement is to be treated as a reorganization pursuant to Section 368(a)(1)(F) of the Tax Code and corresponding provisions of applicable state laws (and successor provisions);

NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained, the parties agree that Pike (Delaware) shall be merged with and into Pike (North Carolina) and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating to the merger shall be as set forth in this Merger Agreement:

ARTICLE I

THE MERGER

SECTION 1.01.  Surviving Corporation.  Subject to the terms and provisions of this Merger Agreement, and in accordance with the applicable Sections of the DGCL and the NCBCA, at the Effective Date and Time (as defined in Section 1.07 of this Merger Agreement), Pike (Delaware) shall be merged with and into Pike (North Carolina) (the “Merger”). Pike (North Carolina) shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) of the Merger and shall continue its corporate existence under the laws of the State of North Carolina. At the Effective Date and Time, the separate corporate existence of Pike (Delaware) shall cease.

SECTION 1.02.  Effects of the Merger.  At the Effective Date and Time, the Merger shall have the effects provided for in this Merger Agreement and in Section 55-11-06 of the NCBCA and Section 259 of the DGCL.

SECTION 1.03.  Articles of Incorporation.  As of the Effective Date and Time, the Articles of Incorporation of Pike (North Carolina), as in effect immediately prior to the Effective Date and Time, shall be amended and superseded in their entirety by the Amended and Restated Articles of Incorporation attached hereto as Annex I, which Amended and Restated Articles of Incorporation shall become, at the Effective Date and Time, the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

SECTION 1.04.  Bylaws.  As of the Effective Date and Time, the Bylaws of Pike (North Carolina), as in effect immediately prior to the Effective Date and Time, shall be amended and superseded in their entirety by the Amended and Restated Bylaws attached hereto as Annex II, which Amended and Restated Bylaws shall become, at the Effective Date and Time, the bylaws of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof, the articles of incorporation of the Surviving Corporation and applicable law.

SECTION 1.05.  Directors of the Surviving Corporation.  At and after the Effective Date and Time and until changed in the manner provided in the bylaws of the Surviving Corporation or as otherwise provided by the articles of incorporation of the Surviving Corporation or applicable law, the number of directors of the Surviving Corporation shall be the number of directors of Pike (Delaware) immediately prior to the Effective Date and Time. At the Effective Date and Time, each individual who is a director of Pike (Delaware) immediately prior to the Effective Date and Time shall become a director of the Surviving Corporation and each such individual shall serve as a director of the Surviving Corporation for the balance of the term for which such individual was elected a director of Pike (Delaware) and until his or her successor is duly elected and qualified in the manner provided in the bylaws of the Surviving Corporation or as otherwise provided by the articles of incorporation of the Surviving Corporation or applicable law or until his or her earlier death, resignation or removal in the manner provided in the bylaws of the Surviving Corporation or as otherwise provided by the articles of incorporation of the Surviving Corporation or applicable law.

SECTION 1.06.  Officers of the Surviving Corporation.  At the Effective Date and Time, each individual who is an officer of Pike (Delaware) immediately prior to the Effective Date and Time shall become an officer of the Surviving Corporation, with each such individual to hold the same office in the Surviving Corporation, in accordance with the bylaws of the Surviving Corporation, as he or she held in Pike (Delaware) immediately prior to the Effective Date and Time.

SECTION 1.07.  Effective Date and Time.  The Merger shall become effective in accordance with the provisions of Section 55-11-07 of the NCBCA and Sections 252 and 103 of the DGCL, upon the later to occur of: (a) the filing of articles of merger with the Secretary of State of the State of North Carolina; and (b) the filing of a certificate of merger with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective is referred to in this Merger Agreement as the “Effective Date and Time.”

SECTION 1.08.  Additional Actions.  If, at any time after the Effective Date and Time, the Surviving Corporation shall consider or be advised that any further conveyances, assignments, transfers, deeds or other instruments or further acts are necessary or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and the possession of any property or right of Pike (Delaware) acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Merger Agreement, Pike (Delaware) and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such further conveyances, assignments, transfers, deeds and other instruments and to do all such further acts as are necessary and proper to vest, perfect or confirm title to and the possession of such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Pike (Delaware) or otherwise to take any and all such actions as contemplated by this Section 1.08.

ARTICLE II

MANNER, BASIS AND EFFECT OF CONVERTING SHARES

SECTION 2.01.  Conversion of Shares.  At the Effective Date and Time:

(a)        Each share of common stock, par value $0.001 per share (the “Pike (Delaware) Shares”), of Pike (Delaware) issued and outstanding immediately prior to the Effective Date and Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and non-assessable Common Share, par value $0.001 per share (the “Pike (North Carolina) Common Shares”), of Pike (North Carolina);

(b)        Each Pike (Delaware) Share held in the treasury of Pike (Delaware) immediately prior to the Effective Date and Time shall, by virtue of the Merger and without any action on the part of Pike (Delaware), be cancelled and retired and shall cease to exist, and shall not be converted into shares or other securities of the Surviving Corporation or the right to receive cash or any other property or rights; and

(c)        Each Pike (North Carolina) Common Share, issued and outstanding immediately prior to the Effective Date and Time shall, by virtue of the Merger and without any action on the part of Pike (Delaware), be cancelled and retired and shall cease to exist, and shall not be converted into shares or other securities of the Surviving Corporation or the right to receive cash or any other property or rights.

SECTION 2.02.  Effect of Conversion.

(a)        At and after the Effective Date and Time, each share certificate which immediately prior to the Effective Date and Time represented outstanding Pike (Delaware) Shares (a “Delaware Certificate”) shall be deemed for all purposes to evidence ownership of, and to represent, the number of Pike (North Carolina) Common Shares into which the Pike (Delaware) Shares represented by such Delaware Certificate immediately prior to the Effective Date and Time have been converted pursuant to Section 2.01 of this Merger Agreement. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Date and Time, as such holder appears in the books and records of Pike (Delaware), or of the transfer agent in respect of the Pike (Delaware) Shares, immediately prior to the Effective Date and Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the Pike (North Carolina) Common Shares into which the Pike (Delaware) Shares represented by any such Delaware Certificate have been converted pursuant to Section 2.01 of this Merger Agreement.

(b)        Each holder of a Delaware Certificate shall, upon the surrender of such Delaware Certificate to Pike (North Carolina), or the transfer agent in respect of the Pike (North Carolina) Common Shares, for cancellation after the Effective Date and Time, be entitled to receive from Pike (North Carolina), or the transfer agent in respect of the Pike (North Carolina) Common Shares, a certificate (a “North Carolina Certificate”) representing the number of Pike (North Carolina) Common Shares into which the Pike (Delaware) Shares represented by such Delaware Certificate have been converted pursuant to Section 2.01 of this Merger Agreement. If any such North Carolina Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the Delaware Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the North Carolina Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establishing to the satisfaction of Pike (North Carolina), or the transfer agent in respect of the Pike (North Carolina) Common Shares, that such tax has been paid or is not applicable.

(c)        Where no Delaware Certificate has been issued in the name of a holder of Pike (Delaware) Shares, a “book entry” (i.e., a computerized or manual entry) shall be made in the shareholder records of Pike (North Carolina) to evidence the issuance to such holder of an equal number of Pike (North Carolina) Common Shares.

SECTION 2.03.  Equity Plans.

(a)        As of the Effective Date and Time, Pike (North Carolina) hereby assumes each of: (i) the 2002 Stock Option Plan A (“Option Plan A”); (ii) the 2002 Stock Option Plan B (“Option Plan B”); (iii) the 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”); (iv) the 2008 Omnibus Incentive Compensation Plan, as Amended and Restated Effective November 3, 2011 (the “2008 Plan”); and (v) the Employee Stock Purchase Plan (the “ESPP”) (collectively, the “Equity Plans”). Pike (North Carolina) shall perform all of Pike (Delaware)’s outstanding obligations under the Equity Plans and any related award agreements upon the same terms and subject to the same conditions as set forth in the Equity Plans and related award agreements as in effect at the Effective Date and Time. The Surviving Corporation shall reserve for purposes of the Equity Plans a number of Pike (North Carolina) Common Shares equal to the number of Pike (Delaware) Shares reserved by Pike (Delaware) for issuance under the Equity Plans as of the Effective Date and Time.

(b)        Each outstanding option under Option Plan A, Option Plan B, the 2005 Plan and the 2008 Plan shall, by virtue of the Merger and without any action of the part of the holder of such option, be converted into and become an option to purchase the same number of Pike (North Carolina) Common Shares at the same option price per share and upon the same terms and subject to the same conditions as set forth in the applicable plan and any related award agreement as in effect at the Effective Date and Time.

(c)        Pike (North Carolina) Common Shares shall become issuable upon the vesting of restricted shares and awards of the restricted stock units granted under the 2005 Plan and the 2008 Plan or the purchase of shares under the ESPP, as applicable, by virtue of the Merger and without any action on the part of the holder of any such restricted share, restricted stock unit or share, upon the same terms and subject to the same conditions as set forth in the applicable plan and any related award agreement as in effect at the Effective Date and Time.

SECTION 2.04.  Other Employee Benefit Plans and Arrangements.  Pike (North Carolina) shall assume each of Pike (Delaware)’s other employee benefit plans and arrangements and the obligations of Pike (Delaware) thereunder upon the same terms and subject to the same conditions as set forth in such plans and arrangements as in effect at the Effective Date and Time.

ARTICLE III

ADOPTION; AMENDMENT; TERMINATION; MISCELLANEOUS

SECTION 3.01.  Adoption by Stockholders of Pike (Delaware).  This Merger Agreement shall be submitted to the stockholders of Pike (Delaware) for their consideration and adoption at a meeting of such stockholders in accordance with the provisions of Section 252 of the DGCL and Section 55-11-03 of the NCBCA.

SECTION 3.02.  Amendment.  Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the Constituent Corporations, after authorization of such action by the Boards of Directors of the Constituent Corporations, at any time prior to the filing of articles of merger or a certificate of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of North Carolina and with the Secretary of State of the State of Delaware, respectively, except that after the adoption of this Merger Agreement by the stockholders of Pike (Delaware) contemplated by Section 3.01 of this Merger Agreement, there shall be no amendments to this Merger Agreement that would: (a) alter or change the amount or kind of shares or other property or rights to be received by the holders of any class or series of shares of either of the Constituent Corporations in the Merger; (b) alter or change any term of the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of Pike (North Carolina) to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of shares of either of the Constituent Corporations.

SECTION 3.03.  Termination and Abandonment.  At any time prior to the filing of articles of merger or a certificate of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of North Carolina and with the Secretary of State of the State of Delaware, respectively, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Pike (North Carolina) or Pike (Delaware), or both, notwithstanding adoption of this Merger Agreement by the stockholders of Pike (Delaware) or the sole shareholder of Pike (North Carolina).

SECTION 3.04.  Counterparts.  This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

SECTION 3.05.  Designated Agent in Delaware.  The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Pike (Delaware), as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as the Surviving Corporation’s agent to accept service of process in any such suit or other proceeding; a copy of such process shall be mailed by the Secretary of State of the State of Delaware to:

Pike Corporation

Attn:  Corporate Secretary

100 Pike Way, PO Box 868

Mount Airy, North Carolina 27030

IN WITNESS WHEREOF, Pike (Delaware) and Pike (North Carolina) have caused this Merger Agreement to be signed by their respective duly authorized officer as of the date first written above.

PIKE ELECTRIC CORPORATION, a Delaware corporation

By:	/s/ J. Eric Pike
Name:	J. Eric Pike
Title:	Chairman, CEO & President

PIKE CORPORATION, a North Carolina corporation

By:	/s/ J. Eric Pike
Name:	J. Eric Pike
Title:	Chairman, CEO & President

PIKE ELECTRIC CORPORATION 100 PIKE WAY MOUNT AIRY, NC 27030 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on October 30, 2013. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Pike Electric Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on October 30, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M62717-P43302 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PIKE ELECTRIC CORPORATION Pike’s Board of Directors recommends you vote FOR ALL of the following nominees: 1. Election of Directors Nominees For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01) J. Eric Pike 04) Peter Pace 02) Charles E. Bayless 05) Daniel J. Sullivan III 03) James R. Helvey III 06) James L. Turner Pike’s Board of Directors recommends you vote FOR the following proposals: 2. Adoption of an Agreement and Plan of Merger, dated as of September 16, 2013, between the Company and Pike Corporation, a North Carolina corporation and a wholly-owned subsidiary of the Company, by which the Company would effect the reincorporation of the Company from Delaware to North Carolina. 3. Rati cation of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting rm for the scal year ending June 30, 2014. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF ITEMS 1, 2 AND 3 HAS BEEN PROPOSED BY PIKE ELECTRIC CORPORATION. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of cer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Form 10-K are available at www.proxyvote.com. M62718-P43302 PIKE ELECTRIC CORPORATION Annual Meeting of Stockholders October 31, 2013 This proxy is solicited by the Board of Directors. The undersigned hereby appoint(s) Audie G. Simmons, Anthony K. Slater and Jeffrey S. Calhoun, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Pike Electric Corporation that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time, on Thursday, October 31, 2013, at the Company’s of ces located at 100 Pike Way, Mount Airy, NC 27030, or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of 2013 Annual Meeting of Stockholders and Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE. Continued and to be signed on reverse side